UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒ Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to § 240-14a-12

INEI Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INEI CORPORATION

1419 FOREST DRIVE, SUITE 205

ANNAPOLIS, MD 21403

(443) 482-3375

To Our Stockholders:

We are pleased to invite you to our annual meeting of stockholders. The meeting will take place on June 30, 2004, at 11:00 o’clock a.m. local time, at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware on Wednesday, June 30, 2004. This annual meeting is particularly significant, as we are seeking stockholder approval of a plan of dissolution and liquidation for our company.

Accompanying this letter you will find the formal Notice of the annual meeting, which lists each of the matters to be considered and acted upon, as well as our Proxy Statement, which describes those matters in some detail and provides certain other information about INEI. We have also enclosed a Proxy Card, as well as our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004. The Annual Report contains audited consolidated financial statements for our most recently completed fiscal year and the Quarterly Report contains unaudited interim financial information for the interim period since our fiscal year-end. Both of these Reports contain other information that may be of interest to our stockholders.

Regardless of the number of shares you hold, and whether or not you plan to attend the annual meeting, we encourage you to cast your vote. If you are a stockholder of record, you may vote by mailing the enclosed Proxy Card in the envelope provided or you may attend the annual meeting and vote in person. You will find voting instructions in the Proxy Statement and on the enclosed Proxy Card. If your shares are held in “street name”—that is, held for your account by a broker or other nominee—you should receive instructions from the nominee on how to direct that your shares be voted.

Very truly yours,

/s/ Robert F. Hartman

Robert F. Hartman Secretary

May 26, 2004

INEI CORPORATION

1419 FOREST DRIVE, SUITE 205

ANNAPOLIS, MD 21403

(443) 482-3375

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 30, 2004

To the Stockholders of INEI Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INEI Corporation (formerly Insituform East, Incorporated), a Delaware corporation (“INEI” or the “Company”), for the fiscal year ended June 30, 2003 will be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware, on Wednesday, June 30, 2004, at 11:00 o’clock a.m. local time, to consider and act upon the following matters:

1.	To approve the Plan of Dissolution and Liquidation of INEI Corporation in the form attached as Annex A to the Proxy Statement that accompanies this Notice and the dissolution of INEI in accordance therewith;

2.	To elect five directors of INEI to serve until the next annual meeting of stockholders (or until completion of the Company’s liquidation, if the preceding proposal is approved and implemented) and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments, postponements or reschedulings thereof.

The Board of Directors has fixed the close of business on May 21, 2004, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments, postponements or reschedulings thereof.

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, its Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004, a Proxy Statement, a Proxy Card, and a postage prepaid return envelope accompany this Notice.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. YOUR PROMPT RESPONSE WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING AND WILL REDUCE THE COMPANY’S EXPENSE IN SOLICITING PROXIES. IF YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOU MAY DO SO.

By Order of the Board of Directors,

/s/ Robert F. Hartman

Robert F. Hartman Secretary

May 26, 2004

SUMMARY TERM SHEET

DISSOLUTION AND LIQUIDATION PROPOSAL

The following highlights some of the information regarding the proposed dissolution and liquidation of the Company that is contained elsewhere in this Proxy Statement. This information is provided to assist our stockholders in their review of this Proxy Statement and in considering the dissolution and liquidation, which is to be submitted for stockholder action at the Annual Meeting. However, this Summary Term Sheet may not contain all of the information that is important to you. To understand fully the dissolution and liquidation and the other proposals being submitted for stockholder approval, you should carefully read this Proxy Statement and the accompanying copy of our Plan of Dissolution and Liquidation in their entirety.

Q.	What am I being asked to approve?

A.	At the Annual Meeting, we are asking our stockholders to approve our Plan of Dissolution and Liquidation substantially in the form attached as Annex A to this Proxy Statement (the “Plan”) and the dissolution of the Company in accordance with the terms of the Plan (the “Dissolution”).

Q:	How much will stockholders receive from the liquidation of the Company?

A:	Because of uncertainties as to the ultimate settlement amount of our remaining liabilities, it is not possible to predict with precision or certainty whether any amounts will be available for distribution to stockholders and, if so, the amount that ultimately will be available for such distribution. At March 31, 2004, we had approximately $9.0 million in cash, and our total liabilities were approximately $2.2 million. In addition to satisfying the liabilities reflected on our balance sheet, we anticipate using cash in the next several months for a number of items, including, but not limited to, the following:

•	ongoing operating, overhead and administrative expenses;

•	extension of our directors’ and officers’ liability insurance;

•	expenses incurred in connection with the Dissolution and our liquidation;

•	customer service obligations, if any;

•	employees’ severance, retention, retirement and related costs; and

•	professional, legal, accounting, consulting, and brokers’ fees.

We are currently evaluating the market value of our remaining non-cash assets, including inventory, property, and equipment, on a liquidation basis. At the present time, although we are not able to predict whether sales proceeds from our remaining assets will differ materially from amounts recorded for those assets on our balance sheet, we currently believe that the amount ultimately distributed to our stockholders will be between $1.25 and $1.75 per share of Common Stock and Class B Common Stock. However, we presently are not able to predict the precise nature, amount, or timing of distributions, due to our inability to predict the net value, if any, of our remaining non-cash assets, the amount of our liabilities, and the amounts that we will expend during the course of our liquidation. To the extent that the value of our assets is less, or the amount of our liabilities or the amounts that we expend during liquidation are greater, than we anticipate, our stockholders may receive substantially less than we presently anticipate or nothing at all.

Q:	When will our stockholders receive payment from the liquidation of the Company?

A:	When we sold our non-real estate assets to Insituform Technologies, Inc., or ITI, in September of 2003, we agreed that we would make no distributions to our stockholders (whether from proceeds of that sale or otherwise) until one year after the sale was consummated. Therefore, we expect that we will not make any distribution of liquidation proceeds prior to September of 2004. Thereafter, we will continue to liquidate any remaining assets and properties and, to the extent that liquidation proceeds are available, we will distribute such proceeds to our stockholders as and when our Board of Directors deems appropriate. We anticipate that the majority of any liquidation proceeds will be distributed within three years from the time we first file our Certificate of Dissolution, in accordance with the Plan and Delaware law.

Q.	What is the recommendation of the Board of Directors regarding approval of the Plan and our Dissolution?

A:	Our Board of Directors has unanimously adopted the Plan and approved the Dissolution of the Company in accordance with its terms and unanimously recommends that our stockholders vote “FOR” approval of the Plan and our Dissolution pursuant to the Plan. However, two of our directors (George Wm. Erikson and Robert W. Erikson) also are executive officers of the Company and, as such, have entered into retention agreements with the Company. Therefore these two directors may be deemed to have conflicts of interest in recommending approval of the Plan and our Dissolution.

Q:	Why does the Board of Directors recommend that the stockholders approve the Plan?

A:	In 1992 ITI, from which we then licensed the patented Insituform® brand of cured-in-place-pipe, or CIPP, process, began to acquire existing licensee operations and businesses. By February 2000, ITI had acquired all North American Insituform® licensees except the Company and had become the dominant CIPP installation company in the world. In addition, in 1994 two initial method patents relating to the Insituform® process expired. The expiration of these two patents effectively permitted the entry into the market of generic CIPP process alternatives, and numerous new entrants subsequently entered the marketplace. The influx, over time, of significant competition and subsequent industry over-capacity had a dramatically adverse effect on the prices that we were able to charge for CIPP installations. In addition, generic CIPP competitors typically are required to make relatively small royalty payments or no such payments at all, while we were obligated to pay a royalty of approximately 8% to ITI. The combined effect of the entry of ITI into the CIPP installation business and the entry of other, lower cost competitors into its markets, severely and adversely affected the Company’s competitive position and, consequently, its financial condition and results of operations.

In light of these structural changes in our industry, our Board of Directors concluded that it was in the best interests of INEI and its stockholders to sell the Company’s business and licenses and, in furtherance of that conclusion, in June 2003 the Company entered into an agreement to sell substantially all of its non-real estate assets to ITI. On September 5, 2003, we completed the sale of such assets. Pending, and after completion of, the asset sale to ITI, our Board of Directors continued its due course consideration of how best to maximize stockholder value.

On July 24, 2003, the Company entered into a Contract of Sale (the “Real Estate Contract of Sale”) with LINLO Realty L.L.C. (“LINLO”), a subsidiary of Atlantic Transportation Equipment, Ltd. (“ATEL”), providing for the sale to LINLO of all of the Company’s real property in Landover, MD, consisting of land, five buildings and certain furniture, fixtures and equipment. In December 2003, the Company completed the sale of all of its Landover real estate to Bohrer’s Nest, L.L.C., an affiliate of ATEL and LINLO, to which the Real Estate Contract of Sale had been assigned. The purchase price of approximately $5.1 million was paid in cash, less $306,000 in expenses for the Company’s portion of closing costs and an escrow amount of $225,500 pending final clean-up of certain areas of the property. Following this sale, the Company retains one parcel of improved real property located in Hanover, PA, used to house the business of Try Tek Machine Works, Inc. (“Try Tek”), a wholly owned subsidiary of the Company, which custom designs and builds machinery including machinery used to rehabilitate pipelines using cured-in-place pipe processes. We are actively seeking to sell Try Tek as an operating business. If we are unable to do so, we intend to terminate its ongoing business and liquidate its remaining assets.

The Board considered a number of factors and alternatives in reaching its dissolution recommendation, including whether it might be in the best interests of the stockholders to enter into a new line of business. Upon full consideration of the matter, including recognition that existing stockholders had invested, through the Company, in the CIPP and related pipeline rehabilitation business and not some other business, and that a fundamental change in the Company’s business had not theretofore been contemplated, the Board reached the decision that it was not in the best interests of our stockholders to enter some other business. Additionally, because the Board did not determine, in good faith in accordance with its fiduciary duties, that dissolution was not in the best interests of the Company and its stockholders, under the Asset Purchase Agreement with ITI, the Company was obligated to submit the matter of dissolution to a vote of our stockholders.

Thus, our Board of Directors ultimately determined that the distribution of our assets in a liquidation has a greater probability of producing more value to our stockholders than other available alternatives. Accordingly, on September 24, 2003, our Board adopted a resolution giving preliminary approval to the Plan and our Dissolution and directing that these matters be submitted to a vote of our stockholders. On May 19, 2004, our Board approved the definitive Plan and confirmed its approval of the Company’s Dissolution and its direction that the Plan and the Dissolution be submitted for stockholder action.

Q.	How do our directors, executive officers, and principal stockholders intend to vote on the Plan and our Dissolution?

A:	Directors and executive officers who hold, or are deemed to hold, as of the record date, an aggregate of 1,431,350 outstanding shares of our Common Stock (representing a like number of votes) and 296,141 outstanding shares of our Class B Common Stock (representing 2,961,410 votes), entitled to cast, in the aggregate, 4,392,760 (62.3%) of the votes entitled to be cast on the matter (including the shares of Common Stock and Class B Common Stock held by CERBERONICS, Inc.), have indicated that they will vote “FOR” the Plan and the Dissolution of INEI. These shares include an aggregate of 16,500 shares of Common Stock held by Mr. George Wm. Erikson. Messrs, George Wm. Erikson and Robert W. Erikson, as executive officers, have entered into retention incentive agreements with the Company in connection with the Plan and our Dissolution. As a result of these agreements, Messrs. Erikson and Erikson have interests in the Plan and our Dissolution that are different from, and in addition to, the interests of our other stockholders.

Q:	What will happen if our stockholders approve the Plan and our Dissolution?

A:	If the Plan and our Dissolution are approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	complete the liquidation of our remaining assets;

•	pay or attempt adequately to provide for the payment of our known obligations;

•	establish a contingency reserve for the satisfaction of unknown or additional liabilities; and

•	make distributions to our stockholders of any available liquidation proceeds.

Q:	What will happen if the stockholders do not approve the Plan?

A:	If our stockholders do not vote to approve the Plan, our Board of Directors will explore what, if any, alternatives are available for the future of the Company, particularly in light of the fact that the Company has consummated the sale of a substantial portion of both its operating and real estate assets as of the date of this Proxy Statement. However, the Board of Directors does not believe that there are viable alternatives to the Plan.

Q:	Do our directors and officers have interests in the Plan that differ from those of other stockholders?

A:	In considering how to vote your shares on the Plan, and in considering the recommendation of the Board that you vote “FOR” its approval, you should be aware that Messrs. George Wm. Erikson and Robert W. Erikson, each of whom is both a director and an executive officer, have entered into retention incentive agreements with the Company in connection with the Plan and our Dissolution. As a result of these agreements, Messrs. Erikson and Erikson have interests in the Plan and our Dissolution that are different from, and in addition to, the interests of our other stockholders. In particular, under their retention incentive agreements, and subject to the terms, conditions and limitations of those agreements, each of the Messrs. Erikson is entitled to receive a monthly salary of $7,000 for a period of 12 months, a “stay” bonus in the amount of $105,000, a lump-sum severance payment in the amount of $338,000 and continuation, or payments in lieu, of certain employee benefits.

Q:	What are the tax consequences of our Dissolution and liquidation of the Company?

A:	As a result of our liquidation, for federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (1) the sum of the amount of cash and the aggregate fair market value of any property distributed to them (reduced by any liability assumed or taken subject to), and (2) their tax basis in shares of our Common Stock and Class B Common Stock. A stockholder’s tax basis in his or her shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect to the shares. Any loss generally will be recognized only when the final distribution from us has been received, which may be as much as three years after our Dissolution and possibly longer.

A brief summary of the material federal income tax consequences of the Plan appears under the heading “Approval of the Plan of Dissolution and Liquidation and of Dissolution of the Company—Certain Federal Income Tax Consequences” elsewhere in this Proxy Statement. Tax consequences to stockholders will differ depending on their particular circumstances and will be materially different depending upon whether the Company elects to transfer assets to a liquidating trust. You should consult your tax advisor as to the tax effects of the Plan and our Dissolution in your particular circumstances.

Q:	Do I have dissenters’ appraisal rights?

A.	No. Under Delaware law stockholders will not have dissenters’ appraisal rights in connection with the Plan or our Dissolution.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this Proxy Statement, including the copy of the Plan included as Annex A, you should complete and sign your Proxy Card and return it in the enclosed postage prepaid return envelope as soon as possible, so that your shares are represented at the Annual Meeting.

Q:	How can I get additional information and documents?

A:	If you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact our corporate Secretary, Robert F. Hartman at:

1419 Forest Drive, Suite 205

Annapolis, MD 21403

(443) 482-3375

You also may view, download, and print our public filings from the Securities and Exchange Commission’s web site at www.sec.gov.

v

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND RELATED MATTERS

These Questions and Answers highlight some of the information contained elsewhere in this Proxy Statement. They are provided to assist our stockholders in their review of this Proxy Statement and in considering certain matters to be acted upon at the Annual Meeting. However, they may not contain all of the information that is important to you. To understand fully the proposals being submitted for stockholder approval, as well as the procedures for voting and for the Annual Meeting, you should carefully read this Proxy Statement in its entirety.

GENERAL

Q:	What matters will be presented for stockholder action at the Annual Meeting?

A:	The proposals to be submitted for consideration by our stockholders at the Annual Meeting are:

(1)	whether to approve the Plan and the dissolution of the Company in accordance with the terms of the Plan;

(2)	whether to elect each of the five directors standing for election to our Board of Directors; and

(3)	any other matter that may properly come before the Annual Meeting.

We know of no other business to be presented at the Annual Meeting. If any other proposals properly come before the Annual Meeting, the individuals named in the accompanying Proxy Card will, to the extent permitted by law, vote shares as to which they have been granted a proxy in accordance with their judgment.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Our Board of Directors has selected the close of business on May 21, 2004 as the record date for the Annual Meeting (the “Record Date”). Stockholders of record as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote will be available at the Annual Meeting. This stockholder list also will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices during normal business hours starting ten days before the Annual Meeting.

Q:	How many shares must be present or represented in order to conduct business at the Annual Meeting?

A:	In order to conduct business at the Annual Meeting, a quorum, consisting of at least one-third of the outstanding shares of our Common Stock, par value $0.04 per share (“Common Stock”), and one-third of the outstanding shares of our Class B Common Stock, par value $0.04 per share (“Class B Common Stock”), must be present in person or represented by proxy. As of the Record Date, there were 4,074,266 shares of our Common Stock and 297,596 shares of our Class B Common Stock outstanding. Therefore, at least 1,358,089 shares of Common Stock and 99,199 shares of Class B Common Stock must be present or represented in order to conduct business at the Annual Meeting.

Q:	What if a quorum is not present or represented at the Annual Meeting?

A:	If a quorum is not present, we expect to adjourn the Annual Meeting in order to solicit additional proxies. In this event, the persons named in our Proxy Card will have the authority, and presently intend, to vote the shares as to which they have been granted proxies “FOR” adjournment.

Q:	How many votes are entitled to be cast in respect of each share of Common Stock and Class B Common Stock?

A:	Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class under Delaware law or our Certificate of Incorporation.

Q:	Why should I vote to elect directors if INEI is liquidating?

A:	No matter how you vote on the proposal to approve the Plan and our Dissolution, the Company will require a Board of Directors going forward, so you should vote on the proposal to elect our Board. If our stockholders approve the Plan and our Dissolution, the Board of Directors will continue to oversee the winding down and liquidation of our business and assets. And, if the proposal concerning the Plan and our Dissolution is not approved, then the Board will have to seek alternatives for the Company’s future. In either event, the Board of Directors will be responsible for corporate governance matters generally so long as the Company retains its legal existence and for retaining the services of independent accountants to conduct annual audits for as long as we remain subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended.

Q:	What vote is required to approve each matter?

A:	(1) Election of Directors:

The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors equal to 25% of the authorized number of members of the Board of Directors and, if that is not a whole number, then the holders of Common Stock are entitled to elect the next higher whole number of directors that is at least 25% of the authorized number of directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The authorized size of the Board of Directors presently is five members. Therefore, the holders of Common Stock will elect two directors and the holders of Class B Common Stock will elect the remaining three directors. The two nominees for election as Common Stock Directors receiving the greatest number of affirmative votes cast by the holders of Common Stock will be elected as directors by that class. The affirmative vote of the holders of a majority of the Class B Common Stock outstanding as of the Record Date is necessary for the election of directors by that class.

(2) Approval of the Plan and our Dissolution:

The holders of Common Stock and Class B Common Stock will vote together as a single class on the proposal to approve the Plan and our Dissolution. Holders of Common Stock are entitled to one vote per share on the matter, and holders of Class B Common Stock are entitled to ten votes per share on the matter. The affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the Record Date is necessary to approve the Plan and our Dissolution.

Q:	What is the effect if I do not return my Proxy Card and do not vote my shares of Common Stock at the Annual Meeting?

A:	If you hold shares of Common Stock and you neither return your Proxy Card nor vote at the Annual Meeting, the effect will be a vote against the proposal to approve the Plan and our Dissolution, but will have no effect on the election of Common Stock Directors, assuming that a quorum is present. Abstentions also will have the effect of votes against the proposal to approve the Plan and our Dissolution, but will have no effect on the election of Common Stock Directors. Finally, if authority to vote shares of Common Stock is withheld, including instances where brokers are not permitted to exercise discretionary authority for beneficial owners who have not returned a Proxy Card (so-called “broker non-votes”), such non-votes will have the same effect as votes against the proposal to approve the Plan and our Dissolution, but will have no effect on the election of Common Stock Directors.

Q:	What is the effect if I do not return my Proxy Card and do not vote my shares of Class B Common Stock at the Annual Meeting?

A:	If you hold shares of Class B Common Stock and you neither return your Proxy Card nor vote at the Annual Meeting, the effect will be a vote against the proposal to approve the Plan and our Dissolution and against the nominees for Class B Common Stock Directors. Abstentions also will have the effect of votes against both the Plan and our liquidation and the nominees for Class B Common Stock Director. Finally, if authority to vote shares of Class B Common Stock is withheld, including broker non-votes, such withheld votes will have the same effect as votes against the relevant proposal.

Q:	If I hold shares of the Company’s Common Stock or Class B Common Stock in “street name” with my broker, will the broker vote these shares on my behalf?

A:	A broker or other nominee will vote Company shares on the proposal to approve the Plan and our Dissolution only if the beneficial owner of those shares provides the broker or nominee with instructions on how to vote. Stockholders should follow the directions provided by their brokers regarding how to instruct brokers to vote their shares. A broker may vote shares held in street name on the proposal to elect directors in the absence of instructions from the beneficial owner of such shares.

Q:	Can I change my votes after I have signed and mailed my Proxy Card?

A:	Yes. If you return your Proxy Card and you later change your mind, you may revoke the proxy at any time before a vote is taken at the Annual Meeting by:

•	informing the Company’s corporate Secretary in writing that you are revoking the proxy;

•	completing, executing, and delivering a Proxy Card bearing a later date; OR

•	voting in person at the Annual Meeting.

Q:	Can I still sell my shares of Common Stock or Class B Common Stock?

A:	Yes, you may sell your shares at this time. Any trading of our Common Stock and Class B Common Stock is conducted through the over-the-counter-market in the so-called “pink sheets” or on the Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. However, we expect to close our stock transfer books and restrict transfers of shares of our Common Stock and Class B Common Stock after the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware, which we expect will occur promptly following approval of the Plan and our Dissolution by our stockholders at the Annual Meeting.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain forward-looking statements, including statements concerning the value of the Company’s net assets, the anticipated liquidation value per share of our Common Stock and Class B Common Stock as compared to their respective market prices absent the proposed liquidation, the timing and amounts of any distributions of liquidation proceeds to stockholders, and the likelihood of stockholder value resulting from the sale of the Company’s assets. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements such as these involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or other subjects of such statements, to differ materially from the Company’s expectations regarding such matters expressed or implied by such forward-looking statements. These risks include the risk that we may incur additional liabilities and that the amount required for the settlement of our liabilities could be higher than expected, which could substantially reduce or eliminate the amount available for distribution to our stockholders. Although the Company believes that the expectations reflected in its forward-looking statements contained in this Proxy Statement and accompanying materials are reasonable, it cannot guarantee future events or results. Except as may be required under federal law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

x

INEI CORPORATION

1419 FOREST DRIVE, SUITE 205

ANNAPOLIS, MD 21403

(443) 482-3375

PROXY STATEMENT

Annual Meeting of Stockholders

June 30, 2004

INTRODUCTION

This Proxy Statement is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of INEI Corporation (formerly Insituform East, Incorporated) (“INEI” or the “Company”) for use at our annual meeting of stockholders for the fiscal year ended June 30, 2003 (together with any adjournments, postponements or reschedulings thereof, the “Annual Meeting”). The Annual Meeting is to be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware, on Wednesday, June 30, 2004 at 11:00 o’clock a.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement summarizes information about the proposals that we will submit for stockholder consideration and action at the Annual Meeting, as well as other information that you may find useful in deciding how to vote. The enclosed Proxy Card is the document by which you actually authorize another person to vote your shares in accordance with your instructions, as reflected on the Proxy Card.

Our principal offices are located at 1419 Forest Drive, Suite 205, Annapolis, MD 21403. Our telephone number is (443) 482-3375. Please note that our address and telephone number have changed. We are first mailing this Proxy Statement, the related Proxy Card, our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, and our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004, on or about June 1, 2004 to our stockholders of record as of the close of business on May 21, 2004, who are the stockholders entitled to notice of and to vote at the Annual Meeting.

VOTING AND VOTES REQUIRED

GENERAL

Shares of our Common Stock and of our Class B Common Stock may be voted at the Annual Meeting only if the holder of such shares is present in person or represented by proxy.

RECORD DATE; VOTING SECURITIES; QUORUM

In accordance with our Bylaws, our Board of Directors has fixed the close of business on May 21, 2004 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the outstanding voting securities of the Company consisted of 4,074,266 shares of Common Stock and 297,596 shares of Class B Common Stock.

In order to conduct business at the Annual Meeting, a quorum, consisting of at least one-third of the outstanding shares of our Common Stock and one-third of the outstanding shares of our Class B Common Stock, must be present in person or represented by proxy. Therefore, at least 1,358,089 shares of Common

Stock and 99,199 shares of Class B Common Stock must be present or represented in order to conduct business at the Annual Meeting.

VOTES ENTITLED TO BE CAST

Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class under Delaware law or our Certificate of Incorporation.

VOTES REQUIRED; EFFECT OF FAILURES TO VOTE, ABSTENTIONS, WITHHELD VOTES AND BROKER NON-VOTES

The holders of Common Stock and Class B Common Stock will vote together as a single class on the approval of the Plan and our Dissolution. The affirmative vote of a majority of the votes entitled to be cast on the matter by all shares outstanding as of the Record Date is necessary to approve the Plan and our Dissolution.

The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors equal to 25% of the authorized number of members of the Board of Directors and, if that is not a whole number, then the holders of Common Stock are entitled to elect the next higher whole number of directors that is at least 25% of the authorized number of directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The authorized size of the Board of Directors presently is five members. Therefore, the holders of Common Stock will elect two directors and the holders of Class B Common Stock will elect the remaining three directors. The Common Stock Directors are elected by plurality vote. The affirmative vote of the holders of a majority of the shares of Class B Common Stock outstanding as of the Record Date is necessary for the election of directors by that class.

If you hold shares of Common Stock and you neither return your Proxy Card nor vote at the Annual Meeting, the effect will be a vote against the proposal to approve the Plan and our Dissolution, but will have no effect on the election of Common Stock Directors, assuming that a quorum is present. Abstentions also will have the effect of votes against the proposal to approve the Plan and our Dissolution, but will have no effect on the election of Common Stock Directors. Finally, if authority to vote shares of Common Stock is withheld, including instances where brokers are not permitted to exercise discretionary authority for beneficial owners who have not returned a Proxy Card (so-called “broker non-votes”), such withheld votes will have the same effect as votes against the proposal to approve the Plan and our Dissolution, but will have no effect on the election of Common Stock Directors.

If you hold shares of Class B Common Stock and you neither return your Proxy Card nor vote at the Annual Meeting, the effect will be a vote against the proposal to approve the Plan and our Dissolution and against the nominees for Class B Common Stock Director. Abstentions also will have the effect of votes against both the Plan and our Dissolution and the nominees for Class B Common Stock Director. Finally, if authority to vote shares of Class B Common Stock is withheld, including broker non-votes, such withheld votes will have the same effect as votes against the relevant proposal.

A broker may vote shares held in street name on the proposal to elect directors in the absence of instructions from the beneficial owner of such shares. However, brokers holding shares for beneficial owners may not vote upon the matter of the Plan and our Dissolution without each beneficial owner’s specific instructions. Accordingly, all beneficial owners of INEI stock are urged to return their Proxy Cards, marked to indicate their votes, or to contact their brokers to determine what actions they must take to vote.

VOTING BY PROXY

Proxies in proper form received by the time of the Annual Meeting will be voted in the manner specified therein. Stockholders may specify their choices by marking the appropriate boxes on the enclosed Proxy Card. If a Proxy Card is dated, signed and returned without specifying choices, the shares represented by that Proxy Card will be voted, as recommended by the Board, “FOR” Proposal No. 1—approval of the Plan and our Dissolution—and “FOR” Proposal No. 2—election to the Company’s Board of Directors of the five nominees listed in this Proxy Statement. We are aware of no other business to be brought before the Annual Meeting. However, the Proxy Card does provide for the grant of discretionary authority to the persons named to vote on such other business as may properly come before the Annual Meeting.

A stockholder giving a proxy may revoke it at any time before it is voted by (i) informing the Company’s corporate Secretary in writing that he, she or it is revoking the proxy; (ii) completing, executing, and delivering a Proxy Card bearing a later date; OR (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy previously granted unless the stockholder gives affirmative notice at the Annual Meeting that he, she or it intends to revoke the earlier proxy and vote in person.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, there were outstanding 4,074,266 shares of Common Stock and 297,596 shares of Class B Common Stock.

The following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock and Class B Common Stock as of the Record Date by:

•	each person or group known by us to own beneficially more than 5% of either our Common Stock or our Class B Common Stock;

•	each of our current directors and executive officers named in the Summary Compensation Table appearing under the heading “Proposal 2: Election of Directors—Executive Compensation”; and

•	all of our current directors and executive officers as a group.

As of the Record Date, none of our directors or executive officers owned any shares of Class B Common Stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. Shares subject to options that are currently exercisable or that become exercisable within 60 days of the Record Date are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person.

	Common Stock				Class B Common Stock
Name and Address1/	Number of Shares		Percent of Class		Number of Shares	Percent of Class
CERBERONICS, Inc.2/	1,414,850		34.7	%3/	296,141	99.5	%3/

Robert W. Erikson, a director, Vice Chairman and President4/	60,000	5/	1.5%		-0-	0%

George Wm. Erikson, a director, Chairman and General Counsel 4/	76,500	6/	1.9%		-0-	0%

Webb C. Hayes, IV, a director	60,000	5/	1.5%		-0-	0%

Paul C. Kincheloe, Jr., a director	60,000	5/	1.5%		-0-	0%

William C. “Will” Willis, Jr., a director	-0-		0%		-0-	0%

Robert F. Hartman, Vice President of Finance and Administration, Secretary, Treasurer and Chief Financial Officer	30,000	7/	0.7%		-0-	0%

All directors and executive officers as a group (6 persons) 8/	286,500		6.6%		-0-	0%

1/	The business address of each person named is 1419 Forest Drive, Suite 205, Annapolis, MD 21403.

2/	CERBERONICS, Inc. is a wholly owned subsidiary of CERBCO, Inc.

3/	Through its ownership of such percentages of the outstanding shares of Common Stock and Class B Common Stock, CERBERONICS, Inc. is entitled to cast 62.1% of all votes entitled to be cast on matters on which holders of shares of Common Stock and Class B Common Stock vote together.

4/	Messrs. George Wm. Erikson and Robert W. Erikson own 39.5% and 44.9%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stock holdings and management positions in CERBCO, Inc., of which CERBERONICS is a wholly owned subsidiary, they could act together to control either the disposition or the voting of the shares of the Company’s Common Stock or Class B Common Stock held by CERBERONICS. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

5/	Consists of 60,000 shares of Common Stock subject to currently exercisable options.

6/	Includes 60,000 shares of Common Stock subject to currently exercisable options.

7/	Consists of 30,000 shares of Common Stock subject to currently exercisable options.

8/	Excludes John F. Mulhall, Vice President of Sales and Marketing, and Gregory Laszczynski, Vice President of Operations, whose employment by the Company terminated on September 6, 2003.

PROPOSAL NO. 1:

APPROVAL OF THE PLAN OF DISSOLUTION AND LIQUIDATION AND OF DISSOLUTION OF THE COMPANY

GENERAL

Our Board of Directors is proposing the Plan and the Dissolution of the Company in accordance with the Plan for approval by our stockholders at the Annual Meeting. Our Board of Directors approved the Plan preliminarily and subject to stockholder approval, on September 24, 2003, and, on May 19, 2004, our Board approved the definitive Plan and confirmed its approval of our Dissolution and its direction that the Plan and our Dissolution be submitted for stockholder action at the Annual Meeting. The Plan will take effect on the date that it is approved by our stockholders. A copy of the Plan is attached as Annex A to this Proxy Statement.

Certain material features of the Plan are summarized below. This summary highlights some of the information contained elsewhere in this Proxy Statement. It is provided to assist our stockholders in their review of this Proxy Statement. However, it may not contain all of the information that is important to you. To understand fully the Plan and the Dissolution, you should carefully read this Proxy Statement and the copy of the Plan that accompanies this Proxy Statement as Annex A.

After adoption of the Plan we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•	filing a Certificate of Dissolution with the Secretary of State of the State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years;

•	selling our remaining assets;

•	collecting, or providing for the collection of, accounts receivable, debts and other claims owing to the Company;

•	paying, or providing for the payment of, our debts and liabilities, including both known liabilities and those that are contingent, conditional, unmatured or unknown, in accordance with Delaware law;

•	winding up our remaining business activities and withdrawing from any jurisdictions in which we remain qualified to do business;

•	complying with Securities and Exchange Commission filing requirements for so long as we are required to do so;

•	making ongoing tax and other regulatory filings; and

•	preparing to make, and making, distributions to our stockholders of any liquidation proceeds that may be available for such distributions.

Under Delaware law, following approval of the Plan, our Board of Directors may take such actions as it deems necessary or appropriate in furtherance of the Dissolution of INEI and the winding up of its affairs. Approval of the Plan by the vote of a majority of the votes entitled to be cast by our stockholders will constitute approval of the enumerated activities, as well as all such other actions, by the Company.

During the liquidation process, we will pay our officers, directors, employees, and agents compensation for services rendered in connection with the implementation of the Plan. Your approval of the Plan will constitute your approval of the payment of any such compensation. See “—Effect of Approval and Implementation of the Plan on Our Directors and Officers.”

Our Board of Directors may, at any time, turn management of the Company over to a third party to complete the liquidation of our remaining assets and distribute any net amount remaining from the sale of assets to our stockholders pursuant to the Plan. This third-party management may be in the form of one or more trusts which, if adopted, would succeed to the assets, liabilities, and obligations of the Company. Further, if all of our assets are not distributed within three years after the date our Certificate of Dissolution is filed with the State of Delaware, we will transfer our remaining assets to one or more Liquidating Trusts if we have not already done so. Any of such trusts are referred to in this Proxy Statement as Liquidating Trusts. The Plan authorizes our Board of Directors to appoint one or more individuals or entities to act as trustees of any Liquidating Trust and to cause INEI to enter into a Liquidating Trust agreement with such trustee(s) on such terms and conditions as may be approved by our Board. Approval of the Plan and our Dissolution by our stockholders will constitute stockholder approval of any such appointment and any such Liquidating Trust agreement.

At March 31, 2004, we had approximately $9.0 million in cash, and our total liabilities were approximately $2.2 million. In addition to satisfying the liabilities reflected on our balance sheet, we anticipate using cash in the next several months for a number of items, including, but not limited to, the following:

•	ongoing operating, overhead and administrative expenses;

•	extension of our directors’ and officers’ liability insurance;

•	expenses incurred in connection with the Dissolution and our liquidation;

•	employees’ severance, retention, retirement and related costs; and

•	professional, legal, accounting, consulting, and brokers’ fees.

We are currently evaluating the market value of our remaining non-cash assets, including inventory and property and equipment, on a liquidation basis. Although at the present time we are not able to predict whether sales proceeds from our remaining assets will differ materially from amounts recorded for those assets on our balance sheet, in part because our remaining non-cash assets represent a relatively small portion of our total assets, based upon management’s current estimates of anticipated asset liquidation values, as well as of anticipated expenses and reserves needed through final dissolution and distribution, we currently believe that the amount ultimately distributed to our stockholders will be between $1.25 and $1.75 per share of Common Stock and Class B Common Stock, computed as follows:

(1)	Estimated Expenses

Range of Estimated Expenses
	Aggregate Amounts (in thousands)	Per Share Amounts1/
Ongoing operating, overhead and administrative expenses	$150—$556	$0.03—$0.12
Extension of directors’ and officers’ liability insurance	25—100	0.01—0.02
Expenses incurred in connection with the Dissolution and liquidation	5—50	0.00—0.01
Employees’ severance, retention, retirement and related costs	10—115	0.00—0.03
Professional, legal, accounting, consulting, and brokers’ fees	5—50	0.00—0.01

	$195—$871	$0.04—$0.19

Reserve	$0—$1,600	$0.00—$0.35

Total Estimated Expenses and Reserve	$195—$2,471	$0.04—0.54

(2)	Estimated Assets

	Aggregate Amounts (in thousands)	Per Share Amounts1/
Net Worth at March 31, 2004	$7,994	$1.76
Cash from Exercise of Options 2/	167	0.03

Estimated Total Assets	$8,161	$1.79

(3)	Estimated Distributions

	Aggregate Amounts (in thousands)	Per Share Amounts1/
Estimated Total Assets 2/	$8,161	$1.79
Total Estimated Expenses and Reserve	$195—$2,471	$0.04—$0.54

Estimated Net Distributions1/ 2/	$7,966—$5,690	$1.75—$1.25

[1]	Based on an aggregate of 4,371,862 shares presently outstanding plus assumed exercise of options to purchase 180,000 shares of Common Stock.

[2]	Based on assumed exercise of options to purchase 180,000 shares of Common Stock at a weighted average exercise price of $0.93 per share.

The range of $1.25 to $1.75 per share is the Company’s best present estimate of the amount of cash that will be available for distribution to stockholders following liquidation of assets, satisfaction of liabilities, final closeout and dissolution expenses and an adequate reserve for contingencies. However, we presently are not able to predict the precise nature, amount or timing of distributions, due primarily to our inability to predict the amount of our liabilities, the amounts that we will expend during the course of the liquidation and the net value, if any, of our remaining non-cash assets. To the extent that the amount of our liabilities or the amounts that we expend during liquidation are greater, or the value of our assets is less, than we anticipate, our stockholders may receive substantially less than we presently anticipate or nothing at all.

Our Board of Directors has unanimously adopted the Plan and approved the Dissolution of the Company in accordance with its terms and unanimously recommends that our stockholders vote FOR approval of the Plan and our Dissolution pursuant to the Plan.

FACTORS THAT OUR STOCKHOLDERS SHOULD CONSIDER IN DECIDING WHETHER TO APPROVE THE PLAN AND OUR DISSOLUTION

There are many factors that our stockholders should consider when deciding whether to vote to approve the Plan and our Dissolution. Such factors include the risk factors set out in our publicly filed reports, including our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004, which accompany this Proxy Statement, as well as the factors set forth below.

We may not meet the anticipated timing for the Dissolution.

Promptly following the Annual Meeting, if our stockholders approve the Plan and our Dissolution, we intend to file a Certificate of Dissolution with the Secretary of State of the State of Delaware and work toward the sale of our remaining assets and the winding down of our remaining business. Although we anticipate that we will be able substantially to complete this sale and winding down prior to September 2004, which is the time when we first are permitted to make distributions to our stockholders under our Asset Purchase Agreement with Insituform Technologies, Inc., there are a number of factors that could delay our anticipated timetable, including the following:

•	lawsuits or other claims asserted against us;

•	unanticipated legal, regulatory or administrative requirements;

•	delays in settling our remaining obligations; and

•	delays in the disposition of our remaining assets.

We cannot determine with certainty whether any funds will be available for distribution to our stockholders and, if so, the amount of such distributions.

We cannot determine with precision or certainty at this time the amount of distributions to our stockholders pursuant to the Plan. This determination depends on a variety of factors, including, but not limited to, the amount required to settle known and unknown debts and liabilities, the resolution of any litigation and other contingent liabilities, the net proceeds, if any, from the sale of our remaining assets, and other factors. As a result, at this time we cannot determine the amount of distributions, if any, to our stockholders.

We may not be able to settle all of our obligations to creditors.

We have current and future obligations to creditors. Our estimate of ultimate distributions to our stockholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the winding down process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated for purposes of calculating the likely distribution to stockholders. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the estimated amounts will result in distributions to stockholders that are smaller than those that we presently estimate or may eliminate distributions entirely.

We will continue to incur claims, liabilities and expenses, which will reduce the amount available for distribution to stockholders.

We will continue to incur claims, liabilities, and expenses (such as salaries and benefits, directors’ and officers’ insurance, payroll and local taxes, facilities costs, legal, accounting, and consulting fees and miscellaneous office expenses) as we wind down. These expenses will reduce the amount ultimately available for distribution to our stockholders. If available cash and amounts received from the sale of non-cash assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to make meaningful distributions, or any distributions at all, to our stockholders.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though such compliance is economically burdensome. In order to curtail these expenses, after filing our Certificate of Dissolution, we intend to seek relief from our public company reporting requirements from the Securities and Exchange Commission. We anticipate that, if such relief is granted, we will continue to file current reports on Form 8-K to disclose material events relating to our liquidation, along with any other reports that the Securities and Exchange Commission may require. However, we cannot offer any assurances as to when, if ever, the Securities and Exchange Commission may grant such relief or as to the actual savings that we may realize should such relief be granted.

Each stockholder may be liable to our creditors for an amount up to the amount distributed to such stockholder by us if our reserves for payments to creditors are inadequate.

If our stockholders approve the Plan and our Dissolution, promptly following the Annual Meeting we expect to file a Certificate of Dissolution with the Secretary of State of the State of Delaware. Although the legal effect of the filing, and effectiveness, of the Certificate of Dissolution will be to dissolve INEI, pursuant to Delaware law we will continue to exist for three years after the Dissolution becomes effective (which we expect will be the date on which we file the Certificate of Dissolution with the Delaware Secretary of State) or for such longer period as the Delaware Court of Chancery directs, for the purpose of prosecuting and defending lawsuits, settling and closing our business, disposing of our property, discharging our liabilities and distributing to our stockholders any remaining assets. Under applicable Delaware law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors up to the amount distributed to such stockholder in the liquidation. In such event, a stockholder could be required to return up to all amounts received as distributions pursuant to the Plan and ultimately could receive nothing under the Plan. Moreover, even though a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount will not result in a recalculation of the gain or loss on the liquidation. Instead, a stockholder’s repayment will generally be deductible as a capital loss in the year in which the contingent liability is paid, and such capital loss cannot be carried back to offset any liquidation gain recognized earlier. See “—Certain Federal Income Tax Consequences.” We cannot assure you that the contingency reserve that we will establish will be adequate to cover all expenses and liabilities.

Our stock transfer books will close on the Final Record Date, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

The Company intends to close its stock transfer books and discontinue recording transfers of our Common Stock and Class B Common Stock at the close of business on the date fixed by the Board for filing the Certificate of Dissolution (the “Final Record Date”). Thereafter, certificates representing our Common Stock and Class B Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date. Further, after the Final Record Date, any distributions made by the Company will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which may be three years after our Dissolution and could be longer.

As a result of our liquidation, for federal income tax purposes, stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the aggregate fair market value of any property distributed to them (reduced by any liability assumed or taken subject to), and (2) their tax basis in their shares of our capital stock. A stockholder’s tax basis in our shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. A stockholder generally may recognize a loss only when he, she, or it has received a final distribution from us, which may be three years or more after our Dissolution.

Members of our Board of Directors may have a potential conflict of interest in recommending approval of the Plan and our Dissolution.

In light of compensation and benefits payable as a result of severance and retention arrangements with our senior executives who also are directors, our purchase of an indemnification insurance policy for the benefit of directors, and our indemnification obligations to directors, members of our Board of Directors may be deemed to have a potential conflict of interest in recommending approval of the Plan and our Dissolution. See “—Effect of Approval and Implementation of the Plan on Our Directors and Officers.”

Certain members of our management control a sufficient portion of our stock to determine the outcome of the stockholder vote on the Plan and our Dissolution.

CERBERONICS, INC. owns 34.7% of our Common Stock and 99.5% of our Class B Common Stock, representing 62.1% of the total number of votes entitled to be cast on the Plan and our Dissolution. Consequently, a vote in favor of the Plan and our Dissolution by CERBERONICS will constitute the majority vote necessary for approval. CERBERONICS, INC. is a wholly owned subsidiary of CERBCO, Inc. George Wm. Erikson, our Chairman and General Counsel, and Robert W. Erikson, our Vice Chairman and President, own 39.5% and 44.9%, respectively, of the outstanding Class B Common Stock of CERBCO, Inc., which shares represent sufficient votes to control the actions of CERBCO and, therefore, of CERBERONICS. Therefore, Messrs. Erikson and Erikson control the vote of the shares of our Common Stock and Class B Common Stock owned by CERBERONICS and have indicated that they intend to cause such shares to be voted “FOR” the Plan and our Dissolution.

Our Board of Directors may abandon or delay implementation of the Plan and our Dissolution, even if approved by our stockholders.

Even if the Plan and our Dissolution are approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to abandon or delay implementation of the Plan and our Dissolution, if it determines that doing so is in the best interests of the Company and our stockholders.

BACKGROUND AND REASONS FOR THE PLAN

Commencing in 1978, we were engaged almost exclusively in the trenchless rehabilitation of underground sewers and other pipelines using the patented Insituform® brand of cured-in-place-pipe, or CIPP, process to produce a shape-conforming “pipe-within-a-pipe.” By 1986, we had acquired Insituform® sublicenses for six Mid-Atlantic states and the District of Columbia from what is now Insituform Technologies, Inc., or ITI. These sublicenses provided for the payment of a royalty of approximately 8% by the Company on the gross contract price for all of our contracts involving CIPP installation. In addition, they provided that other Insituform® licensees (and, ultimately, ITI itself) could perform CIPP work in the Company’s licensed territories only upon the payment of a 12% “crossover” royalty fee to the Company. Through 1990, virtually all installations of CIPP in North America were accomplished through approximately 13 independent licensees of the Insituform® process, and ITI (including its predecessor) limited its role to supplying technology and materials to licensees in exchange for royalty payments and revenues from materials sales.

Commencing in 1991, two major developments altered the market conditions affecting, and prospects for, North American Insituform® licensees.

First, in 1991, ITI purchased the remaining 2/3 interest of a United States licensee (in which ITI had previously held a 1/3 investment interest) and, thereafter, delayed licensing the geographic area covered by its newly acquired licensee to an independent operator. Then, in 1992, ITI acquired the worldwide patent rights for the Insituform® process and subsequently announced that it intended to change its business strategy not only to perform CIPP installations itself in all unlicensed territories, but also to acquire existing licensee operations and businesses as they might become available. By February 2000, every North American Insituform® licensee except the Company had sold its business, directly or indirectly, to ITI, and ITI had become the dominant CIPP installation company in the world.

Second, until their expiration in 1994, two initial method patents relating to the Insituform® process effectively precluded the entry of other CIPP processes or contractors into the marketplace. Therefore, the Company and other North American licensees of the Insituform® process benefited from the limited competitive alternatives to traditional “dig-and-replace” pipeline repair. While numerous additional patents existed and continue to exist in relation to the Insituform® process, the expiration of the two initial method patents effectively permitted the entry into the market of generic CIPP process alternatives, and numerous new entrants subsequently entered the marketplace. The 2003/2004 Directory of the North American Trenchless Technology Industry, published by Trenchless Technology magazine, currently lists over 230 contractors and over 130 manufacturers and suppliers under its “Pipe Relining” category.

The influx, over time, of significant competition and subsequent industry over-capacity had a dramatic adverse effect on the prices that we were able to charge for CIPP installations, as the majority of the Company’s potential customer work shifted from negotiated to lowest-bid contracting. In addition, generic CIPP competitors typically are required to make relatively small royalty payments, if any. Because it owns the Insituform® CIPP technology, ITI was not required to make royalty payments to third parties for the right to use such technology. In contrast, under its sublicense agreements with ITI, the Company was required to make royalty payments to ITI equal to approximately 8% of the gross contract price for all of its contracts involving CIPP installations.

The combined effect of the entry of ITI as an indirect competitor, and potentially as a direct competitor, in the CIPP installation business and the entry of other, lower cost competitors into its markets severely and adversely affected the Company’s competitive position and, consequently, its financial condition and results of operations. In particular, the Company reported overall annual financial losses on a consolidated basis every fiscal year from 1997 through 2003. The Company’s Board of Directors, therefore, concluded that independent continuation by the Company in the CIPP marketplace was no longer either economically viable or in the best economic interests of its stockholders. However, our Board also concluded that the prospects for the Insituform® process in the Company’s licensed territories under the lower cost structure of ITI could be excellent, absent the 12% crossover fee that ITI would no longer be required to pay to the Company for operations in its currently sublicensed territories if those sublicenses were terminated. Therefore, the Board ultimately concluded that it was in the best interest of INEI and its stockholders to sell the Company’s business and licenses.

Between 1985 and 2001, ITI had, on five occasions, made overtures or held preliminary discussions to purchase, merge, or acquire control of, the Company, its ultimate parent company, CERBCO, Inc., or both. Having made the decision to seek to sell the Company’s business and licenses, the Board next concluded that, in light of the fact that ITI was uniquely positioned to benefit from the elimination of the crossover fee, it was in the bests interests of the Company and its stockholders to seek a transaction with ITI.

On December 9, 2002, ITI indicated its continuing interest in the potential acquisition of the Company’s business. Following a course of negotiation, on June 18, 2003, the Company entered into an Asset Purchase Agreement, which was approved by the Company’s majority stockholder. The sale of assets to ITI pursuant to the Asset Purchase Agreement closed on September 5, 2003. Under the terms of the Asset Purchase Agreement, the Company agreed, among other things, to (A) consider in good faith the dissolution of the Company and, unless it was determined by the Board in accordance with its fiduciary duties that dissolution was not in the best interests of the Corporation and its stockholders, to submit the proposed dissolution to a vote of the Company’s stockholders no later than the Company’s next annual meeting, and (B) to change the name of the Company promptly following closing. The change in corporate name to INEI Corporation was filed on September 5, 2003.

Pending, and after completion of, the asset sale to ITI, the Board of Directors continued its due course consideration of how best to maximize stockholder value. In this regard, on July 24, 2003, the Company entered into a Contract of Sale (the “Real Estate Sales Contract”) with LINLO Reality L.L.C. (“LINLO”), a subsidiary of Atlantic Transportation Equipment, Ltd. (“ATEL”), providing for the sale to LINLO of all of our real estate assets in Landover, MD, consisting of land, five buildings and certain furniture, fixtures and equipment. In December 2003, the Company completed the sale of all of its Landover real estate to Bohrer’s Nest, L.L.C., an affiliate of ATEL and of LINLO, to which the Real Estate Contract of Sale previously had been assigned. The purchase price of approximately $5.1 million was paid in cash, less $306,000 in expenses for the Company’s portion of closing costs and an escrow amount of $225,500 pending final clean-up of certain areas of the property. Following this sale, the Company retains one parcel of improved real property located in Hanover, PA, used to house the business of Try Tek Machine Works, Inc. (“Try Tek”), a wholly owned subsidiary of the Company, which custom designs and builds machinery, including machinery used to rehabilitate pipelines using cured-in-place pipe processes. We are actively seeking to sell Try Tek as an operating business. If we are unable to do so, we intend to terminate its ongoing business and liquidate its remaining assets.

At the time that we entered into the Real Estate Sales Contract, our Board indicated that the decision to sell our real estate assets represented an affirmative decision to proceed on one of a number of transactions under on-going consideration implementing a liquidation of assets used in the trenchless rehabilitation of deteriorated sewers and other underground pipelines principally using cured-in-place pipe rehabilitation processes, our sole business segment. In light of both the anticipated sale of our business and non-real estate assets in September 2003 under the Asset Purchase Agreement, and the anticipated sale of our real estate assets under the Real Estate Sales Contract entered into in July 2003, at its meeting on August 27, 2003, the Board of Directors returned its focus to broader consideration of the overall future of the Company.

At its August 27 meeting, our Board of Directors discussed whether it was in the best interests of the stockholders to enter into a new line of business. Upon full discussion of the issue, as well as re-review of points considered at previous meetings, including that existing stockholders had invested, through the

Company, in the CIPP and related pipeline rehabilitation business and not some other business, and that a fundamental change in the Company’s business had not theretofore been contemplated, the Board reached the preliminary decision that it was not in the best interests of our stockholders to enter some other business. Additionally, as the Board did not determine, in good faith in accordance with its fiduciary duties, that dissolution was not in the best interests of the Corporation and its stockholders, under the Asset Purchase Agreement with ITI, the Company was obligated to submit the matter of dissolution to a vote of our stockholders. After a thorough discussion, it was the consensus of the Board that it should consider adopting, in due course, a resolution, and making a recommendation to the stockholders at the next annual meeting, that the Company be dissolved. Management was directed to engage counsel to draft such a resolution of the Board, and recommendation to the stockholders, together with a formal plan of dissolution and liquidation, for consideration by the Board and eventual submission for stockholder approval. Under previous Board authorization, management advised that it was continuing to wind down and seek the sale of the Company’s remaining assets.

Further, at its August 27 meeting, the Board established a Special Committee, consisting of the Company’s three outside directors—Messrs. Webb C. Hayes, IV, Paul C. Kincheloe, Jr., and William C. “Will” Willis—to review and approve any collateral agreements (e.g., executive severance or similar agreements, SERP amendments, compensation adjustments or bonuses, etc.) (the “Collateral Agreements”) deemed necessary and appropriate in light of potential corporate dissolution, where any potential conflict of interest might exist concerning management directors.

On September 24, 2003, the Board met to review and discuss a draft plan of dissolution and liquidation as drafted by counsel. After full discussion, the Board passed a resolution both adopting the plan, substantially in the form presented at the September 24 meeting, and authorizing submission of the plan and dissolution of the Company pursuant to its terms to our stockholders for approval. The Special Committee also reported that it had engaged a compensation expert to consult with and assist the Special Committee in reviewing, negotiating, and approving certain proposed employment and severance arrangements between the Company and its executive officers also serving as directors. A draft of the consultant’s opinion was distributed at the September 24 meeting for preliminary review, with formal comments to be received by the Special Committee from the affected executives following their individual review and consideration. The Special Committee indicated that it intended to engage counsel to prepare draft forms of agreement to be later conformed to final determinations of the Special Committee.

Between August 2003 and April 2004, the Special Committee and its professional advisors negotiated with the Company’s senior executive officers and their respective professional advisors and executed final agreements regarding the terms of retention and settlement arrangements. On May 19, 2004, the Board ratified the actions of the Special Committee and, among other things, approved the final form of the Plan of Dissolution and Liquidation as drafted by counsel for inclusion in the Proxy Statement for vote by Company’s stockholders.

Our Board concluded that the distribution of our assets in a liquidation had a greater probability of producing more value to our stockholders than other alternatives. Among the factors that our Board of Directors considered were the following:

•	prevailing economic conditions both generally and specifically relating to our industry, including the entry by ITI into the market as both a direct and indirect competitor and the entry of companies utilizing generic CIPP processes into the market;

•	the continuing operating losses from our operations;

•	the low probability that we would obtain, within a reasonable period of time under the circumstances, any viable offer to engage in an attractive alternative transaction; and

•	our Board’s belief that it would be in the best interests of our stockholders to allow our stockholders to determine how to invest available cash rather than the Company pursuing an acquisition strategy involving the investment of our cash in businesses outside of our traditional business or otherwise using our available cash to continue as a going concern.

Our Board also identified and considered potentially negative factors associated with the Plan, including the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a stock sale or merger of the Company or a sale of their shares of our Common Stock or Class B Common Stock in the open market; that stockholders will lose the opportunity to capitalize on any potential future success had we elected to pursue an acquisition strategy or otherwise use our available cash to continue as a going concern; that distributions will not be made in the near future or at all; and that under applicable law our stockholders could be required to return to creditors some or all of any distributions made to them in the liquidation.

We cannot offer any assurance that the liquidation value per share of our Common Stock and Class B Common Stock will equal or exceed the price or prices at which such shares recently have traded or could trade in the future, or that the liquidation value will exceed zero. However, our Board of Directors presently believes that the liquidation value per share is likely to approximate recent trading values and that it is in the best interests of the Company and its stockholders to distribute to the stockholders our remaining assets, if any, pursuant to the Plan. If the Plan is not approved by our stockholders, the Board of Directors will explore what, if any, alternatives are available for the future of the Company, particularly in light of the fact that the Company has consummated the sale of a substantial portion of its assets as of the date of this Proxy Statement. The Board of Directors does not presently believe, however, that there are viable alternatives to the Plan.

EFFECT OF APPROVAL AND IMPLEMENTATION OF THE PLAN ON OUR DIRECTORS AND OFFICERS

The approval of the Plan and our Dissolution by our stockholders may have certain effects upon our officers and directors, including those set forth below.

In April 2004, pursuant to negotiations between the Special Committee and George Wm. Erikson and Robert W. Erikson (the “Executives”), the Company entered into Retention Incentive Agreements (the “Retention Agreements”) with the Executives, each of whom is an executive officer, director and principal stockholder of the Company. The following is a summary of the material terms of these Retention Agreements.

TERM

The Retention Agreements have an effective date of January 1, 2004 (the “Effective Date”) and will continue for three years after the effectiveness of our Dissolution or, if earlier, until the date on which the Board of Directors authorizes a final liquidating distribution to stockholders or to a Liquidating Trust (the “Term”).

DUTIES

During the Term, the Executives are required to evaluate and resolve all claims, including potential claims, against the Company in connection with the sale of any of the Company’s assets or obligations or any of its employees or agents. In addition, they are obligated to effect the sale of all of the Company’s remaining assets and to take all other actions necessary to complete the orderly dissolution and winding up of the Company.

COMPENSATION

In consideration for carrying out their duties under the Retention Agreements, and their respective commitments to remain in the employ of the Company, each of the Executives is entitled to receive:

•	A monthly salary in the amount of $7,000 for a period of 12 months commencing on the Effective Date (the “Salary”);

•	A “stay bonus” of $105,000 payable eight days after timely execution (without revocation) of the General Release contemplated by his Retention Agreement (the “Stay Bonus”);

•	Continuation, through the Term or until the earlier Termination Date (as defined below), of the health, life and disability insurance benefits previously provided by the Company (the “Welfare Benefits”), provided that if the Company should cease to provide any of the Welfare Benefits, in lieu thereof monthly payments (“Benefit Payments”) in an amount equal to the cost to the Company, as of the Effective Date, of providing such discontinued Welfare Benefits; and

•	A lump sum payment in the amount of $338,000 payable on the later of January 1, 2005 or the date that the Company makes its first liquidating distribution to its stockholders (the “Severance Payment”).

The Retention Agreements provide that, as a condition to receiving his Stay Bonus, each of the Executives is to execute a General Release no later than ten days after the last day of the Term and that, as a condition to receiving his Stay Bonus or his Severance Payment, each of the Executives (or, in the case of the death of the Executive, the representative of his estate) is to execute such a General Release no later than ten days after the Termination Date.

TERMINATION

Subject to certain notice requirements, a Retention Agreement may be terminated before the end of the Term (such earlier termination date being referred to as the “Termination Date”) by either the Special Committee or the Executive who is the counterparty to that Agreement or, at the election of the Special Committee, upon the Total Disability (as defined) of such Executive. In addition, a Retention Agreement will terminate automatically upon the death of the Executive who is the counterparty thereto. For purposes of the Retention Agreements, “Total Disability” means the inability of the Executive to perform his duties under his Agreement by reason of a physical or mental impairment for a period of 60 substantially consecutive days.

In the event that the Company terminates a Retention Agreement for Cause (as defined) or the Executive terminates his Retention Agreement for any reason, as of the Termination Date any remaining Salary payments and all Welfare Benefits (subject to any statutory continuation rights) (and, if applicable, any Benefit Payments) will cease and the Executive will not be entitled to the Stay Bonus or Severance Payment. In the event that the Company terminates a Retention Agreement without Cause, as of the Termination Date any remaining Salary payments and all Welfare Benefits (subject to any statutory continuation rights) (and, if applicable, any Benefit Payments) will cease but, subject to the timely execution by the Executive of the General Release and material compliance, by the Executive, with his noncompetition and nonsolicitation obligations (as discussed below), the Executive will be paid his Stay Bonus and Severance Payment. In the event of the death or Total Disability of the Executive, as of the Termination Date any remaining Salary payments and all Welfare Benefits (and, if applicable, any Benefit Payments) will cease but, subject to the timely execution by the Executive of the General Release, the Severance Payment will be made to the Executive or his estate. In the case of the Executive’s death, the Severance Payment will be made to the estate no more than 60 days following the Executive’s death. For purposes of the Retention Agreements,

“Cause” means mean (i) the Executive’s conviction or entering of a plea of guilty or nolo contendere to any felony or any crime involving moral turpitude; (ii) dishonesty or other willful misconduct on the part of the Executive that is materially harmful to the Company; (iii) the failure of the Executive, within ten days after receipt by the Executive of written notice from the Special Committee, to comply with lawful and reasonable instructions of the Special Committee; or (iv) the failure of the Executive to perform the duties specified in the Retention Agreements in any material respect, other than as a result of illness or other disability, following written notice thereof from the Special Committee and a period of ten days to cure such failure.

NONSOLICITATION AND NONCOMPETITION

In addition to their duties under their respective Retention Agreements, each of the Executives will not, directly or indirectly, for a period of three years following the effective date of the Company’s Dissolution (i) solicit or encourage any person to cease doing business with ITI or any affiliate of ITI or solicit or encourage any employee of ITI or of any affiliate of ITI to cease being an employee of ITI or such affiliate or (ii) engage in any activity which would constitute a violation of the noncompetition provision of the Asset Purchase Agreement between the Company and ITI, if the Company were to engage in such activity.

DISSOLUTION UNDER DELAWARE LAW

Section 275 of the Delaware General Corporation Law provides that a corporation may dissolve upon either (a) a majority vote of the board of directors of the corporation followed by a majority vote of its stockholders or (b) a unanimous stockholder consent. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Secretary of State of the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years (or for such longer period as the Delaware Court of Chancery directs), but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

If any action, suit or proceeding is commenced by or against a corporation before or within the winding up period, the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

PRINCIPAL PROVISIONS OF THE PLAN

GENERAL

We will distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. This final liquidation is expected to commence as soon as practicable after approval of the Plan and our Dissolution by our stockholders at the Annual Meeting and to be concluded in a period of approximately three years by a final liquidating distribution, either directly to our stockholders or to one or more Liquidating Trusts. Any sales of our assets will be made in private or public transactions and on such terms as are approved by our Board of Directors. We do not anticipate that we will solicit any further votes of our stockholders with respect to the approval of the specific terms of any particular sale of assets approved by our Board of Directors.

Subject to the payment or the provision for payment of our indebtedness and other obligations, commencing in September 2004 we expect to distribute from time to time pro rata to the holders of our Common Stock and Class B Common Stock any cash on hand, together with the cash proceeds of any sales of our remaining assets. While the Plan permits us to distribute non-cash assets to our stockholders, we do not anticipate making such non-cash distributions. We intend to establish a reserve, referred to as the Contingency Reserve, in an amount determined by our Board of Directors to be sufficient to satisfy actual and potential liabilities, expenses, and obligations. The net balance, if any, of the Contingency Reserve remaining after payment, provision, or discharge of all of our liabilities, expenses, and obligations will also be distributed to our stockholders pro rata.

The Plan provides that our Board of Directors may liquidate our assets in accordance with any applicable provision of the Delaware General Corporation Law, including Sections 280 and 281. Without limiting its flexibility, the Board may, at its option, instruct our officers to follow the procedures set forth in Sections 280 and 281. If the Board should so instruct our officers, they would, in accordance with Section 280:

•	give notice of our Dissolution to all persons having a claim against us and provide for the rejection of any such claims in accordance with Section 280 of the Delaware General Corporation Law;

•	offer to any contract claimant whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer;

•	petition the Delaware Court of Chancery to determine the amount and form of security that would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against us, and claims that have not been made known to us at the time of our Dissolution, but are likely to arise or become known within five years (or longer, in the discretion of the Delaware Court of Chancery, but in no event later than ten years following our Dissolution);

•	pay, or make adequate provision for payment of, all claims made against us and not rejected, including all expenses of the sale of our assets and of our liquidation and Dissolution provided for by the Plan; and

•	post all security offered and not rejected and all security ordered by the Delaware Court of Chancery.

If all of our assets, including the Contingency Reserve, are not sold or distributed prior to the third anniversary of our Dissolution, we will transfer such remaining assets to one or more Liquidating Trusts in a final distribution. In the event of any transfer of assets to a Liquidating Trust, we would distribute, pro rata to the holders of our Common Stock and Class B Common Stock, beneficial interests in such Liquidating Trust. We anticipate that the interests in any such Liquidating Trust will not be transferable. Therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the Liquidating Trust and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such Liquidating Trust, the recipients of the interests will not realize the value thereof unless and until the Liquidating Trust distributes cash or other assets to them.

We expect to close our stock transfer books and discontinue recording transfers of shares of our Common Stock and Class B Common Stock on the date of our Dissolution, which will be the Final Record Date. Thereafter, certificates representing shares of our Common Stock and Class B Common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Following approval by our stockholders of the Plan and our Dissolution, we expect to file a Certificate of Dissolution with the Secretary of State of the State of Delaware. The Dissolution will become effective, in accordance with the General Corporation Law of the State of Delaware, upon proper filing of the Certificate of Dissolution with the Secretary of State or on such later date or at such later time as may be specified in the Certificate of Dissolution. We currently intend to file the Certificate of Dissolution promptly following stockholder approval of the Plan and our Dissolution at the Annual Meeting and do not intend to specify an effective date after the date of filing. Pursuant to the Delaware General Corporation Law, INEI will continue to exist for three years after effectiveness of the Dissolution, or for such longer period as the Delaware Court of Chancery directs, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against our Company, and enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized or any other business. Any legal action commenced by or against us during the three-year dissolution period will not terminate by reason of the expiration of the period.

ABANDONMENT OR AMENDMENT

Under the Plan, our Board of Directors may modify, amend, or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by the Delaware General Corporation Law. In the event that a proposed modification or amendment of the Plan would, in the sole judgment of the Board of Directors, materially and adversely affect the interests of our stockholders, we expect to submit the modification or amendment to our stockholders for approval. We may not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the Delaware General Corporation Law or the federal securities laws, unless we comply with the applicable provisions of such laws.

LIQUIDATING DISTRIBUTIONS

Under the terms of our Asset Purchase Agreement with ITI, we may not make any liquidating distributions to our stockholders prior to September 6, 2004. Further, our Board of Directors has not established a firm timetable for distributions to our stockholders if the Plan and our Dissolution are approved at the Annual Meeting. However, subject to contingencies inherent in winding up our business, our Board of Directors intends to authorize any distributions as promptly as reasonably practicable after September 6, 2004. We currently expect an ultimate distribution in an amount between $1.25 and $1.75 per share (based on an aggregate of 4,371,862 shares of Common and Class B Common Stock and options to purchase an additional 270,000 shares of Common Stock with a weighted average exercise price of $1.14 per share). Our Board of Directors is, however, currently unable to predict the precise amount or timing of distributions pursuant to the Plan. Our Board, in its sole discretion, will determine the actual amount and timing of all distributions. We expect to conclude the liquidation no later than the third anniversary of the filing of the Certificate of Dissolution and the effectiveness of the Dissolution, with a final liquidating distribution either directly to our stockholders or to one or more Liquidating Trusts.

We do not plan to pay all of our liabilities and obligations prior to making distributions to our stockholders. Instead, we intend to establish a Contingency Reserve and set aside assets deemed by our Board of Directors to be adequate to provide for all such liabilities and obligations. In addition, as indicated above, under the Plan our Board of Directors has reserved the authority to proceed with the Dissolution and liquidation in accordance with the provisions of Sections 280 and 281 of the Delaware General Corporation Law.

It is impracticable for us to predict the amounts, if any, that ultimately will be distributed to our stockholders, in light of uncertainties as to the precise net value, if any, of our non-cash assets and the ultimate amount of our liabilities. We will continue to incur claims, liabilities and expenses (such as salaries and benefits, directors’ and officers’ insurance, payroll and local taxes, facilities costs, legal, accounting and consulting fees and miscellaneous office expenses), following approval of the Plan and our Dissolution. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. While we do not believe that we can make a precise prediction of the ultimate amount of such claims, liabilities and expenses, we believe that available cash and any amounts received from the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities such as INEI’s indemnification obligations under the Asset Purchase Agreement with ITI) and that we will make one or more cash distributions to stockholders. However, we can give no assurances that available cash and any amounts received from the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and that we will make cash distributions to stockholders in any particular amount, at any particular time or at all.

SALES OF OUR ASSETS

The Plan gives our Board of Directors the authority to sell all of our remaining assets. As of the date of this Proxy Statements, the assets of Try Tek, our wholly owned subsidiary, located in Hanover, Pennsylvania, together with accounts receivable, represent substantially all of our non-cash assets. Try Tek’s assets consist of real property, plant and equipment, as well as an inventory of replacement parts. Agreements for the sale of Try Tek as an ongoing business, or for the sale of assets, including those of Try Tek, may be entered into prior to the Annual Meeting and, to the extent required by law, may be made contingent upon stockholder approval of the Plan and our Dissolution. Approval of the Plan and our Dissolution will constitute approval of any and all such agreements and sales. We will sell our remaining assets on such terms as are approved by our Board. We may conduct sales by any means, including by competitive bidding or private negotiations. We do not anticipate that we will solicit any further stockholder votes with respect to the approval of the specific terms of any particular sale of assets approved by our Board. We do not anticipate amending or supplementing this Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the supply and demand for such assets, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and regulatory approvals, and the net price that we receive will be reduced to the extent that we employ brokers to assist in the sale of our assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

Our sale of an appreciated asset will result in the recognition of taxable gain to the extent that the fair market value of such asset exceeds our tax basis in such asset. We believe that we have sufficient useable net operating losses to offset substantially all of the federal income or gain that could be recognized by us for federal income tax purposes.

OUR CONDUCT FOLLOWING ADOPTION OF THE PLAN

We have effectively terminated our operations, sold substantially all of our operating assets and terminated most of our employees. Our directors, officers and any employees will receive compensation for the duties that each of them performs from time to time as determined by our Board of Directors. This could include compensation above their regular compensation. See “— Effect of Approval and Implementation of the Plan on Our Directors and Officers.”

Following approval of the Plan and our Dissolution by our stockholders at the Annual Meeting, our activities will be limited to winding up our affairs, taking such actions, as we believe may be necessary, appropriate, or desirable to preserve the value of our remaining assets and distributing our assets in accordance with the Plan. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board determines to be in the best interests of our stockholders.

Following Dissolution (assuming that it is approved by our stockholders), we will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation for actions taken in connection with the Plan and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets or the assets of any Liquidating Trust. Our Board of Directors and the trustees of any Liquidating Trust may obtain and maintain such insurance as they believe may be necessary, appropriate, or desirable to cover our indemnification obligations under the Plan. We intend to continue to maintain, at least until January 2005, directors’ and officers’ liability insurance. As part of our winding down, we expect to purchase a “tail” policy, for which we will prepay the premium to continue to maintain such insurance for claims made following the expiration of the then-current policy.

We also have entered into retention arrangements with two of our senior executives. See “—Effect of Approval and Implementation of the Plan on Our Directors and Officers.”

CONTINGENCY RESERVE

Under the Delaware General Corporation Law, we generally are required, in connection with our Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. Following stockholder approval of the Plan and our Dissolution at the Annual Meeting, we will pay all expenses and fixed and other known liabilities, or set aside a Contingency Reserve, consisting of cash or other assets that we believe to be adequate for payment of those known liabilities, as well as claims that are unknown or have not yet arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of our Dissolution. We are currently unable to provide a precise estimate of the amount of any Contingency Reserve that may be required but any such amount (in addition to any cash contributed to any Liquidating Trust) will be deducted before the determination of amounts initially available for distribution to stockholders.

The actual amount of any Contingency Reserve will be based upon estimates and opinions of our Board of Directors, derived from consultations with management and outside experts if the Board determines that it is advisable to retain such experts, and a review of, among other things, our estimated contingent liabilities and our estimated ongoing expenses, including, without limitation, anticipated salary and benefits payments, estimated investment banking, legal and accounting fees, rent, payroll and other taxes, miscellaneous office expenses, facilities costs and expenses accrued in our financial statements. Even if established, a Contingency Reserve may not be sufficient to satisfy all of our obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan. Once we have established a Contingency Reserve, commencing with the time of our initial distribution, which cannot occur prior to September 6, 2004, at the earliest, from time to time we expect to distribute to our stockholders any portions of such Reserve that our Board deems no longer to be required.

LIQUIDATING TRUSTS

If our Board of Directors finds such action to be necessary, appropriate or desirable, we may, from time to time, transfer any of our remaining assets to one or more Liquidating Trusts established for the benefit of our stockholders. The purpose of any such Liquidating Trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders, to distribute or sell such property on terms satisfactory to the liquidating trustee(s), and to distribute to our stockholders any net proceeds of such sale after paying any liabilities assumed by the Trust.

Our Board of Directors may determine to transfer assets to a Liquidating Trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our Board determines that it would not be in the best interests of INEI and our stockholders for such assets to be distributed directly to stockholders. If all of our assets, including the Contingency Reserve, are not sold or distributed to our stockholders prior to the third anniversary of the effectiveness of our Dissolution, we will make a final transfer all remaining assets to one or more Liquidating Trusts. However, to the extent that a distribution to our stockholders or transfer of any asset requires consent of a governmental authority, no such distribution or transfer shall be effected without such consent. Any Liquidating Trust(s) acquiring all of our unsold assets will assume all of our liabilities and obligations as well and will be obligated to pay any expenses and liabilities that remain unsatisfied. If the Contingency Reserve transferred to a Liquidating Trust is exhausted, such expenses and liabilities will be satisfied out of the Liquidating Trust’s other unsold assets.

Any Liquidating Trust would be evidenced by a trust agreement between INEI and the trustees. The Plan authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee(s) of any Liquidating Trust and to cause INEI to enter into a Liquidating Trust agreement with such trustee or trustees on such terms and conditions as may be approved by our Board. Approval of the Plan and our Dissolution by our stockholders will constitute stockholder approval of any such appointment and any such Liquidating Trust agreement.

If our Board elects to utilize a Liquidating Trust, property would be transferred to one or more trustees, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the applicable Liquidating Trust agreement. Immediately thereafter interests in the Liquidating Trust would be distributed to our stockholders. For federal income tax purposes, stockholders would be taxed on the initial transfer as constructive liquidating distributions. See “—Certain Federal Income Tax Consequences—Liquidating Trusts.” The transfer to the Liquidating Trust and distribution of interests therein to our stockholders would enable INEI to divest itself of the trust property and permit our stockholders to enjoy the economic benefits of ownership of such property. We anticipate that the interests would be evidenced only by the records of the Liquidating Trust, that there would be no certificates or other tangible evidence of such interests and that no holder of our Common Stock or Class B Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Common Stock or Class B Common Stock in order to receive the interests, subject to our election to require the surrender of stock certificates. See “—Final Record Date.” We also anticipate that interests in any Liquidating Trust would generally not be transferable.

We have no present plans to use any Liquidating Trusts, except in the event that any of our assets are not sold or distributed to our stockholders prior to the third anniversary of the effectiveness of our Dissolution. However, our Board of Directors believes the flexibility provided by the Plan with respect to the Liquidating Trusts to be necessary, advisable, and appropriate.

POTENTIAL LIABILITY OF STOCKHOLDERS

Under the Delaware General Corporation Law, in the event we fail to create an adequate Contingency Reserve, or should such Contingency Reserve and the assets held by any Liquidating Trusts be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors to the extent of amounts that such stockholder received from us and from any Liquidating Trust under the Plan. Each stockholder’s exposure to liability is limited to his, her, or its pro rata portion of the amounts due each creditor in the event we create an inadequate Contingency Reserve.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of any Liquidating Trust, a creditor could seek an injunction against us to prevent us from making distributions under the Plan. Any such action could delay and substantially diminish cash distributions to our stockholders.

In addition, each stockholder will be deemed to have received a liquidating distribution equal to such stockholder’s pro rata share of the value of the net assets distributed to an entity that is treated as a Liquidating Trust for tax purposes. Therefore, the distribution could result in tax liability to our stockholders as interest holders without a distribution of cash or other liquid assets or other means of realizing the value of such interests in order to provide funds to pay such taxes. Also, our stockholders, as the deemed owners of the Liquidating Trust, would be taxed on their respective pro rata shares of any income earned by the Liquidating Trust. See “—Certain Federal Income Tax Consequences.”

FINAL RECORD DATE

We will close our stock transfer books and discontinue recording transfers of shares of our Common Stock and Class B Common Stock on the Final Record Date. Accordingly, thereafter certificates representing shares of Common Stock and Class B Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than in connection with such permitted transfers or as replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. All liquidating distributions on or after the Final Record Date made by us or by a Liquidating Trust will be made to stockholders according to their holdings of Common Stock and Class B Common Stock as of the Final Record Date. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, any distributions otherwise payable by INEI or a Liquidating Trust to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate(s) evidencing his, her, or its Common Stock or Class B Common Stock has been lost, stolen, or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft, or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

LISTING AND TRADING OF THE COMMON STOCK AND CLASS B COMMON STOCK AND OF INTERESTS IN ANY LIQUIDATING TRUST

Our Common Stock was delisted from the Nasdaq SmallCap Market on May 30, 2003 and now trades in the over-the-counter market and is listed for quotation under the trading symbol “INEY” on the Nasdaq Over-the-Counter (OTC) Bulletin Board (www.otcbb.com) and in the “Pink Sheets” (www.pinksheets.com). There is no active public trading market for shares of our Class B Common Stock. However, shares of Class B Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis.

We do not anticipate that any interests in a Liquidating Trust that may be distributed to stockholders will be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of assets to the Liquidating Trust and will be based on, among other things, the Board of Directors’ and management’s estimate of the value of the assets being transferred to the Liquidating Trust(s) tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, we plan to distribute an information statement with respect to the Liquidating Trust at the time of the transfer of assets. Additionally, a Liquidating Trust may be required to comply with the periodic reporting and proxy requirements of the Securities Exchange Act of 1934, as amended.

We do not expect to list Liquidating Trust interests, even if transferable, on a national securities exchange or arrange for quotations regarding such interests to be made through The Nasdaq Stock Market, and we do not expect that a market in such interests would develop. Moreover, the Liquidating Trust interests may not be accepted by commercial lenders as security for loans as readily as conventional securities trading in established markets. As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a Liquidating Trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders, even though such holders will not readily be able to realize the value of such interests to pay such taxes or otherwise. Also, our stockholders, as the deemed owners of the Liquidating Trust, will be taxed on their respective pro rata shares of any income earned by the Liquidating Trust. See “—Certain Federal Income Tax Consequences.”

ABSENCE OF APPRAISAL RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights for their shares of Common Stock or Class B Common Stock in connection with the transactions contemplated by the Plan or our Dissolution.

REGULATORY APPROVALS

We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with the Plan or our Dissolution.

REPORTING REQUIREMENTS

Even if our stockholders approve the Plan and our Dissolution, we will have an ongoing obligation to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, despite the fact that compliance with such reporting requirements is economically burdensome. If the Plan and our Dissolution are approved by our stockholders at the Annual Meeting, in order to curtail expenses, after filing our Certificate of Dissolution we expect to seek relief from these reporting requirements from the Securities and Exchange Commission. Even if such relief is granted, we expect that we will continue to file current reports on Form 8-K to disclose material events relating to our liquidation, along with any other reports that the Securities and Exchange Commission may require.

CONTINUING INDEMNIFICATION AND INSURANCE

Following stockholder approval of the Plan and our Dissolution, we will continue to indemnify our officers, directors, employees and agents in accordance with the terms of our Certificate of Incorporation and Bylaws, including providing indemnification for actions taken in connection with the Plan and the winding down of our business and affairs. We may enter into indemnification agreements to provide this indemnification. We have maintained, and intend to continue to maintain at least until January 2005, directors’ and officers’ liability insurance for the benefit of such persons. As part of our winding down, we expect to purchase a “tail” policy, for which we will prepay the premium to continue to maintain such insurance for claims made following the expiration of the then-current policy. As of the date of this Proxy Statement, our Board of Directors has not determined the length of this “tail” period, which may be affected by availability of insurance, premium costs, and other factors. Since our insurance policy may, depending upon the circumstances, require us to pay the initial amount of any liability incurred and then to pay the further costs of defending a claim, subject to reimbursement from the insurance carrier, we intend to provide for this contingency in the Contingency Reserve.

TREATMENT OF STOCK OPTIONS

All currently outstanding options under our stock option plans are fully vested and will terminate upon our Dissolution. Holders of non-statutory stock options will be entitled to receive their respective pro rata portion of any distributions to stockholders as if the options had been exercised immediately prior to our Dissolution. We will deduct from the payment to each option holder the aggregate exercise price of his or her options, meaning that an option holder will not receive any distributions unless and until the aggregate amount of distributions per share exceeds the per share exercise price of the option. We will deduct from distributions to option holders any applicable tax withholding amounts. As a result, the holder of non-statutory options will receive the same net amount as a result of the liquidation as he or she would have received if he or she had exercised the option prior to Dissolution, but will not be required to bear the risk of exercising an option without knowing whether the amount payable in respect of the shares underlying options exceeds the option exercise price. As a result of this treatment of options, any reference in this Proxy Statement to distributions to stockholders shall also be deemed to include our distributions to holders of non-statutory stock options.

Holders of incentive stock options (“ISOs”) will be required to pay the exercise price for their options at the time of exercise in order to preserve the right to any distributions with respect to the shares underlying such options upon Dissolution.

PAYMENT OF EXPENSES

In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection with the sale or other disposition of our assets and the implementation of the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan to INEI and our stockholders and holders of options to purchase our stock, but does not purport to be a complete analysis of all the potential tax effects. Tax considerations applicable to particular stockholders will depend on the stockholder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan.

Liquidating distributions pursuant to the Plan may occur at various times and in more than one tax year. We can give no assurance that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences prove not to be as anticipated and described herein, the result could be increased taxation at the corporate or stockholder level.

Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan and our Dissolution, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

CONSEQUENCES TO THE COMPANY

Commencing with stockholder approval of the Plan and our Dissolution and until the liquidation is completed, INEI will continue to be subject to U.S. federal income tax on any taxable income, such as interest income, gain from the sale of our assets or income from operations. Upon liquidation, the Company will recognize gain or loss as if the assets were sold for fair market value consideration. Ordinarily, corporate gain or loss (unless certain exceptions to loss recognition apply) is recognized in an amount equal to the difference between the fair market value of the respective assets (increased by any liability assumed or taken subject to) and the adjusted tax basis in the asset. Gain resulting from corporate distributions of cash or assets pursuant to a plan of complete liquidation is generally capital gain rather than ordinary income. However, because we anticipate that only cash liquidating distributions will be made, the Company should not recognize gain or loss on the liquidating distribution to stockholders pursuant to the Plan. Moreover, we believe that the Company has sufficient available net operating losses to offset any income or gain that might be recognized. Accordingly, the Dissolution should not produce a corporate tax liability for federal income tax purposes.

CONSEQUENCES TO STOCKHOLDERS

Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our Common Stock or Class B Common Stock, as the case may be. As a result of our liquidation, a stockholder will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value, at the time of distribution, of any property distributed (including distributions of assets to any Liquidating Trust), less any liability assumed or to which distributed property is subject, and (2) such stockholder’s tax basis in the shares of Common Stock or Class B Common Stock. A stockholder’s tax basis in the shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates and for different prices. Each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. Gain will be recognized in connection with a liquidating distribution only to the extent that the aggregate value of all liquidating distributions received by a stockholder with respect to a share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss, provided the stock is held as a capital asset, and will be long-term capital gain or loss if the share has been held for more than one year.

In the unlikely event that there is an in-kind distribution of property other than cash, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder’s future sale of that property will be measured by the difference between the stockholder’s tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of each of our taxable years, we will provide our stockholders and the IRS with a statement of the amount of cash distributed to stockholders and our best estimate as to the value of any property distributed to them during that year. The IRS could challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to our stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring that stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received. See “—Liquidating Trusts.”

If a stockholder is required to satisfy any Company liability not fully covered by our Contingency Reserve, payments by a stockholder in satisfaction of such contingent liabilities would generally produce a capital loss in the year paid. Such capital loss is permitted to offset other capital gains occurring within the same tax year without limitation. Such a capital loss in the hands of an individual stockholder is subject to limitation as an offset against ordinary income up to $3,000 (including married filing jointly), except that the limitation for a married individual filing a separate return is $1,500. Further, such capital loss in the hands of an individual stockholder can be carried forward indefinitely to succeeding years but cannot be carried back to a prior year in order to offset any capital gain recognized on the liquidating distribution in that prior year.

CONSEQUENCES TO OPTION HOLDERS

All currently outstanding compensatory options under our stock option plans are fully vested and will terminate upon our Dissolution if not exercised.

Non-Statutory Options. Non-statutory option holders will be entitled to receive their respective pro rata portion of any distributions to stockholders pursuant to the cashless exercise of their options immediately prior to our Dissolution. In accordance with the cashless exercise, the exercise price will be deducted from amounts otherwise payable in the Dissolution. Holders of non-statutory stock options will not be issued shares of stock. In lieu of shares issued upon exercise, the holders will receive their pro rata portion of any distributions to shareholders upon the Dissolution minus the aggregate exercise price and any tax withholding amounts. Therefore, holders of non-statutory options will receive distributions only if the aggregate amount of distributions per share exceeds the per share exercise price of the option.

For federal tax purposes, holders of non-statutory options who exercise their options prior to the termination of the options upon our Dissolution will recognize ordinary compensation income equal to the excess of the value of the stock at the time of exercise over the exercise price. Since the stock deemed to be issued will be held for one year or less at the time of the liquidation, any additional gain upon the liquidating distribution will be short-term capital gain. The income tax rates applicable to ordinary income and short-term capital gains will depend on your bracket, but the individual maximum rate currently is 35%.

Incentive Stock Options. Generally, for regular tax purposes, holders of ISOs do not incur any taxes when they exercise their options to purchase shares of stock and then are taxed at more favorable capital gains rates when they sell their shares. However, for alternative minimum tax (“AMT”) purposes, the difference (or spread) between the fair market value of the stock received on the date of exercise and the exercise price is included in the employee’s AMT income in the year of exercise. In order to qualify for the favorable tax treatment given to ISOs, certain holding period requirements must be satisfied. The holder must hold the shares for a period of at least two years from the date that the ISOs were granted and one year from the date of exercise.

If either holding period requirement is not met, a “disqualifying disposition” occurs, and any gain realized on the sale of the shares will be taxed in the year of the disposition in part as ordinary compensation income (equal to the spread on the date of exercise) and in part as capital gain (to the extent of the balance of any gain realized on the sale). Any additional gain will be short-term capital gain if the stock is held for one year or less at the time of liquidation. Currently, ordinary income and short-term capital gain are subject to tax at an individual maximum rate of 35%.

Although an early disposition of stock generally does not avoid the inclusion of the spread at exercise in alternative minimum taxable income, an early disposition made in the year of exercise usually negates any alternative minimum tax liability. Accordingly, holders of ISOs who exercise their options within the two-year period preceding the liquidation or receive liquidation proceeds within one year of the date of exercise will be treated as having made a disqualifying disposition and will recognize ordinary compensation income in the year of liquidation equal to the spread on the date of exercise. Holders of ISOs who exercise their options in the same year as the liquidation should not be required to include the spread in the computation of the alternative minimum tax.

The Company will not have income or gain as a result of the foregoing stock option transactions. INEI will be entitled to report a deduction concurrently with ordinary income recognition by the holders of non-statutory stock options and ISOs, as described above. When shares of stock are deemed issued pursuant to the cashless exercise or are actually issued, INEI will be required to report the ordinary income amount on the option holder’s Form W-2 for U.S. federal tax purposes. Income and employment tax withholding will be required as a result of the cashless exercise of non-statutory options. No income or employment tax withholding will be required with respect to holders of ISOs.

LIQUIDATING TRUSTS

If we transfer assets to a Liquidating Trust for the benefit of the stockholders, we intend to structure any such Liquidating Trust as a grantor trust owned by the stockholders, so that stockholders will be treated for tax purposes as first having constructively received their pro rata share of the property and then having contributed such property to Trust. In the event that one or more Liquidating Trusts are formed, the stockholders will receive notice of the transfer(s). For U.S. federal income tax purposes, the stockholders will be taxed on the constructive liquidating distribution. The amount of the deemed distribution to the stockholders will be reduced by the amount of known liabilities assumed by the Liquidating Trust or to which the transferred property is subject. A qualifying Liquidating Trust is itself not subject to tax. Our former stockholders, as owners of the Liquidating Trust, would be required to take into account for federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such Liquidating Trust. As a result of the transfer of property to, and the ongoing operations of, any Liquidating Trust, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the Liquidating Trust with which to pay such tax. Stockholders would receive annual statements from the Liquidating Trust reporting their respective allocable shares of the various tax items.

BACK-UP WITHHOLDING

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received under the liquidation. The back-up withholding tax is imposed at a rate of 30%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability.

TAXATION OF NON-UNITED STATES STOCKHOLDERS

Foreign corporations or persons who are not citizens or residents of the United States should consult their own tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

STATE AND LOCAL TAXES

Stockholders may also be subject to state or local taxes and should consult their own tax advisors with respect to the state and local tax consequences of the Plan.

VOTES REQUIRED AND BOARD RECOMMENDATION

Approval of the Plan and our Dissolution requires the affirmative vote of a majority of the votes entitled to be cast on the matter. The holders of Common Stock and Class B Common Stock will vote together as a single class on the matter of the approval of the Plan and our Dissolution. Holders of Common Stock are entitled to one vote per share on the matter, and holders of Class B Common Stock are entitled to ten votes per share.

Our Board of Directors believes that the Plan and the Dissolution of INEI are in the best interests of our stockholders. Our Board of Directors has unanimously adopted the Plan and approved the Dissolution in accordance with its terms and unanimously recommends that our stockholders vote “FOR” approval of the Plan and our Dissolution pursuant to the Plan. Directors and executive officers who hold, or are deemed to hold, as of the Record Date, an aggregate of 1,431,380 outstanding shares of our Common Stock (representing a like number of votes) and 296,141 outstanding shares of our Class B Common Stock (representing 2,961,410 votes), entitled to cast, in the aggregate, 4,392,760 (62.3%) of the votes entitled to be cast on the matter (including the shares of Common Stock and Class B Common Stock held by CERBERONICS, Inc.), have indicated that they will vote “FOR” the Plan and the Dissolution of INEI. These shares include an aggregate of 16,500 shares of Common Stock held by Mr. George Wm. Erikson. Messrs, George Wm. Erikson and Robert W. Erikson, as executive officers, have entered into retention incentive agreements with the Company in connection with the Plan and our Dissolution. As a result of these agreements, Messrs. Erikson and Erikson have interests in the Plan and our Dissolution that are different from, and in addition to, the interests of our other stockholders. See “Voting Securities and Principal Holders Thereof” and “—Effect of Approval and Implementation of the Plan on Our Directors and Officers.”

Shares represented by Proxy Cards received in time for the Annual Meeting that are properly signed, dated, and returned without specifying choices will be voted “FOR” this proposal.

PROPOSAL NO. 2:

ELECTION OF DIRECTORS

GENERAL

Our Certificate of Incorporation provides that the number of directors comprising the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws, but shall not be less than three, at least one (or no less than 25%) of whom shall be elected by the holders of the outstanding shares of Common Stock voting separately as a class. Our Bylaws provide that the Board is to consist of between three and eight directors, with the exact number to be fixed by resolution of the Board of Directors or by the stockholders. The Bylaws also provide that not more than 75% of the directors shall be designated as Class B Common Stock Directors and not less than 25% shall be designated as Common Stock Directors. The Board has fixed the current number of directors at five, consisting of three Class B Common Stock Directors and two Common Stock Directors.

The term of each of the presently serving directors expires upon the election and qualification of such director’s successor at the Annual Meeting or such director’s earlier resignation, removal or death. If the Plan and our Dissolution are not approved, each director elected at the Annual Meeting will serve until the annual meeting of stockholders for the fiscal year ending June 30, 2004 and until his successor is elected and qualified or until his earlier resignation, removal or death. If the Plan and our Dissolution are approved, the directors elected at the Annual Meeting will serve until the conclusion of the Company’s winding-up process.

The Board has nominated the five persons listed below, each of whom presently is serving as a director of the Company, to stand for election to the Board of Directors at the Annual Meeting. The individuals named in the enclosed Proxy Card intend to vote their proxies “FOR” the election of all five nominees, unless otherwise directed. If a stockholder does not wish his, her or its shares to be voted for a nominee, the stockholder must identify the exception in the appropriate space provided on the Proxy Card, in which event the shares will not be voted for that nominee. The Board has no reason to believe that any of the nominees will not be available for election or to serve as director. However, should any of the nominees become unwilling or unable to stand for election and serve, the individuals named on the enclosed Proxy Card may vote for the election of such other person as the Board may recommend, or the Board may reduce the number of directors.

The Board has nominated Webb C. Hayes, IV and William C. “Will” Willis, Jr. to stand for election to the Board of Directors as Common Stock Directors. The other three Board nominees—George Wm. Erikson, Robert W. Erikson and Paul C. Kincheloe, Jr.— have been nominated by the Board to stand for election as the Class B Common Stock Directors. Only the holders of shares of Common Stock may vote with respect to Webb C. Hayes, IV and William C. “Will” Willis, Jr. as the Common Stock Director nominees. Only the holders of shares of Class B Common Stock may vote with respect to the election of the remaining three nominees.

DIRECTORS AND EXECUTIVE OFFICERS

GENERAL

Set forth below is certain information regarding the Company’s directors (each of whom also is a nominee), as well as the Company’s non-director executive officers.

Name	Age	Position(s)
George Wm. Erikson(1)	62	Director, Chairman, Member of Chief Executive Officer Committee, General Counsel
Robert W. Erikson(1)	59	Director, President, Vice Chairman and Member of Chief Executive Officer Committee
Webb C. Hayes, IV(2) (3)	55	Director
Paul C. Kincheloe, Jr. (2) (3)	62	Director
William C. “Will” Willis, Jr. (4)	50	Director
John F. Mulhall (5)	57	Vice President of Sales and Marketing
Gregory Laszczynski (5)	50	Vice President of Operations
Robert F. Hartman	57	Vice President of Finance and Administration, Treasurer, Chief Financial Officer, Secretary

(1)	Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

(2)	Member of the Audit Committee.

(3)	Member of the Stock Option Committee.

(4)	Mr. Willis was elected as a director by the Board on April 30, 2003.

(5)	On September 6, 2003, the employment of Messrs. Mulhall and Laszczynski with the Company terminated.

Each executive officer is elected by, and serves at the pleasure of, the Board of Directors until his successor is elected and qualified or until his earlier resignation, removal or death.

Following is a biographical summary for each of the nominees proposed for election to the Board of Directors at the Annual Meeting.

COMMON STOCK DIRECTOR NOMINEES

Webb C. Hayes, IV. Mr. Hayes has served as a director of the Company since 1994. Mr. Hayes is the Managing Director of Private Client Services at Friedman, Billings, Ramsey Group, Inc. He served as a director and Vice Chairman of United Bank from 1997 to 1999; as a director and Executive Vice President of George Mason Bankshares, Inc. and Chairman, President and CEO of The George Mason Bank, N.A., from 1996 to 1997; as Chairman of the Board of Palmer National Bancorp., Inc. and The Palmer National Bank from 1985 to 1996 and President and CEO from 1983 to 1996; as a director of CERBCO, Inc. since 1991; as a director of Capitol Office Solutions, Inc. from 1992 to 1997; and as a director of the Federal Reserve Bank of Richmond from 1992 to 1995.

William C. “Will” Willis, Jr. Mr. Willis was elected as a director of the Company by the Board on April 30, 2003. He previously served as a member of the Board from September 2000 until October 2001. He has also served as a director, President and CEO of Global Technovations, Inc. since 1997, and Chairman of the Board of On-Site Analysis, Inc. (formerly, Global Technovations, Inc.) since 1998; Chairman of Willis & Associates since1995; President and COO of MBf USA, Inc. from 1994 to 1995; President and CEO of Insituform Technologies, Inc. from 1990 to 1993; and President of The Paper Art Company, Inc., a division of The Mennen Company, from 1985 to 1990.

CLASS B COMMON STOCK DIRECTOR NOMINEES

George Wm. Erikson. Mr. Erikson has served as a director of the Company since 1984. He has also served as Chairman, as a member of the Chief Executive Officer Committee and as General Counsel of the Company since 1986, and, previously, as Chairman of the Board of Directors from 1985 to 1986. In addition, Mr. Erikson served in the following capacities: CERBCO, Inc.—Chairman, General Counsel and a director since 1988; CERBERONICS, Inc.—Vice Chairman since 1988, Chairman from 1979 to 1988, Secretary from 1976 to 1988, General Counsel since 1976 and a director since 1975; and, Capitol Office Solutions, Inc.—Chairman, General Counsel and a director from 1987 to 1997.

Robert W. Erikson. Mr. Erikson has served as a director of the Company since 1985, and has served the Company as President since September 1991, as Vice Chairman and as a member of the Chief Executive Officer Committee since 1986, and as Vice Chairman of the Board of Directors from 1985 to 1986. He also has held the following positions: CERBCO, Inc.—President, Vice Chairman and a director since 1988; CERBERONICS, Inc.—Chairman since 1988, President from 1977 to 1988, a director since 1974, and an employee since 1972; Capitol Office Solutions, Inc.—Vice Chairman and a director from 1987 to 1997; as a director of The Palmer National Bank from 1983 to 1996, and as a director of its successor, The George Mason Bank, N.A., until 1997.

Paul C. Kincheloe, Jr. Mr. Kincheloe has served as a director of the Company since 1994. Mr. Kincheloe has been a practicing attorney and real estate investor since 1967; a partner in the law firm of Kincheloe and Schneiderman since 1983; a director of CERBCO, Inc. since 1991; a director of Capitol Office Solutions, Inc. from 1992 to 1997; a director of Herndon Federal Savings & Loan from 1970 to 1983; and a director of First Federal Savings & Loan of Alexandria from 1983 to 1989.

EXECUTIVE OFFICERS OF THE COMPANY

Information concerning Messrs. George Wm. Erikson and Robert W. Erikson, who are both executive officers and directors or the Company, is provided above under the heading “Class B Common Stock Director Nominees.” Set out below is certain biographical information about the individuals who were executive officers, but not directors, of the Company throughout fiscal year 2003.

Robert F. Hartman. Mr. Hartman has served as the Company’s Vice President of Administration and Secretary since 1991 and as the Company’s Treasurer and Chief Financial Officer since May 2002. He has also served CERBCO, Inc. as Vice President and Controller since 1988, Secretary since 1991, and Treasurer and Chief Financial Officer since 1997. Mr. Hartman has been the Vice President and Treasurer of CERBERONICS, Inc. since 1988. He was employed by Dynamac International, Inc. from 1985 to 1988, serving as its Controller, and by CERBERONICS, Inc. from 1979 to 1985, serving as its Vice President and Treasurer from 1984 to 1985.

Gregory Laszczynski. Mr. Laszczynski served as the Company’s Vice President of Operations beginning in 1989, and was the Company’s Director of Operations from 1987 to 1989. He was previously employed by FMC Corporation from 1984 to 1987 as a Project Engineer. Mr. Laszczynski’s employment with the Company terminated on September 6, 2003.

John F. Mulhall. Mr. Mulhall served as the Company’s Vice President of Sales and Marketing beginning in 1988, and as the Company’s Director of Sales and Marketing from 1987 to 1988. He was employed by Translogic Corporation, a material conveying system manufacturer, from 1972 to 1987, and served as its Eastern Regional Manager from 1979 to 1987. Mr. Mulhall’s employment with the Company terminated on September 6, 2003.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee and a Stock Option Committee, the members of which are all directors who are not officers or employees of the Company. Mr. Hayes and Mr. Kincheloe serve on both the Audit Committee and the Stock Option Committee. Each of the Audit Committee members is “independent” as that term is currently defined under the listing standards of the National Association of Securities Dealers, Inc.

The Board of Directors has adopted, and the Audit Committee operates under, an Audit Committee Charter. Copies of the Audit Committee Charter are available upon written request to the Company. The Audit Committee’s principal responsibilities are to review the Company’s financial policies and accounting systems, financial reporting process, and the scope of the independent public accountants’ audit, and to approve the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. In addition, the Audit Committee, subject to Board approval, selects the independent auditors to perform the Company’s annual audits. The Audit Committee also meets periodically with the Company’s independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

The Stock Option Committee administers the 1999 Employee Stock Option Plan. Generally, the Stock Option Committee has the authority to determine, subject to the provisions and conditions of that Stock Option Plan, to whom options are granted, the number of shares subject to the options and the terms and conditions thereof, including the duration of the options and the times at which they become exercisable.

The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions and, therefore, has no charters covering the operation of such committees. Particularly in light of the pending Dissolution and liquidation of the Company the Board concluded that such committees are not necessary. The functions of a nominating committee instead are performed by the Board of Directors, as a whole. Of the Board members, Messrs. Kincheloe, Hayes and Willis are, and Messrs. George Wm. Erikson and Robert W. Erikson are not, “independent” as that term is currently defined under the listing standards of the Nasdaq Stock Market, Inc. The Board of Directors has not adopted a policy with regard to the consideration of any director candidate recommended by security holders. Inasmuch as, if the Plan and our Dissolution are approved at the Annual Meeting, there are not expected to be any subsequent meetings of stockholders or elections of directors, the Board of Directors concluded that the adoption of such a policy was not necessary. In the event that the Plan and our Dissolution are not approved or our stockholders otherwise are asked to elect directors, the Board of Directors intends to revisit the question of whether such a policy should be adopted. Similarly, as all of the nominees for election as directors at the Annual Meeting are incumbent directors and we do not expect to seek additional nominees in the future, we have not provided a description of the process or the criteria by which we select director nominees.

MEETING ATTENDANCE

During the fiscal year ended June 30, 2003, the Board of Directors met on five occasions. During the fiscal year ended June 30, 2003, the Audit Committee met on one occasion, and the Stock Option Committee did not meet. Each director attended at least 75% of the meetings of the Board and of each committee of which he was a member during the fiscal year ended June 30, 2003.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors, its Committees or any member of the Board of Directors by sending a letter to the care of the Corporate Secretary at 1419 Forest Drive, Suite 205, Annapolis, MD 21403. All letters will be forwarded to the appropriate party. In light of the pending Dissolution and liquidation of the Company, our Board of Directors concluded that it was not necessary to adopt a formal process for stockholder communications with the Board of Directors. However, we will employ our best efforts to timely respond to any reasonable stockholder concerns.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to United States generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent public accountants the Company’s audited financial statements. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee has received from the Company’s independent public accountants the written disclosures required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent public accountants provision of other non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-KSB for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Webb C. Hayes, IV Paul C. Kincheloe, Jr.

EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal years ended June 30, 2003, 2002 and 2001 concerning the compensation paid by the Company to members of the Company’s Chief Executive Officer Committee and to each of its other executive officers whose annual salary and bonus for the fiscal year ended June 30, 2003 exceeded $100,000 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation(4) ($)	Total Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)	All Other Compensation ($) (5)
George Wm. Erikson Chairman & General Counsel (1)	2003 2002 2001	$168,953 186,282 225,271	$0 0 0	$0 0 0	$168,953 186,282 225,271	$0 0 0	15,000 15,000 15,000	$0 0 0	$0 949 1,463

Robert W. Erikson Vice Chairman & President (1)	2003 2002 2001	$168,953 186,282 225,271	$0 0 0	$0 0 0	$168,953 186,282 225,271	$0 0 0	15,000 15,000 15,000	$0 0 0	$0 949 1,463

Robert F. Hartman Vice President, Secretary, Treasurer & Chief Financial Officer (2)	2003 2002 2001	$101,596 96,427 95,883	$0 0 0	$0 0 0	$101,596 96,427 95,883	$0 0 0	0 0 30,000	$0 0 0	$0 509 783

John F. Mulhall(3) Vice President of Sales & Marketing	2003 2002 2001	$130,009 132,315 131,799	$0 0 0	$0 0 0	$130,009 132,315 131,799	$0 0 0	0 0 40,000	$0 0 0	$0 687 1,062

Gregory Laszczynski(3) Vice President of Operations	2003 2002 2001	$142,030 144,247 143,435	$0 0 0	$0 0 0	$142,030 144,247 143,435	$0 0 0	0 0 40,000	$0 0 0	$0 769 1,177

(1)	The Company’s Chief Executive Officer Committee, consisting of the Chairman and the President, exercises the duties and responsibilities of the Chief Executive Officer of the Company.

(2)	Mr. Hartman assumed the additional duties of Treasurer and Chief Financial Officer effective May 14, 2002.

(3)	On September 6, 2003, the employment of Messrs. Mulhall and Laszczynski with the Company terminated.

(4)	None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.

(5)	Amounts allocated under the INEI Corporation Employee Advantage Plan.

OPTIONS/SAR GRANTS

The following table sets forth information concerning options granted to each of the Named Executive Officers during fiscal year 2003 under the 1999 Directors Plan:

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Shares underlying Options/SARs Granted (#)	Individual Grants % of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/ Share)	Expiration Date
George Wm. Erikson	15,000	25%	$0.66	12/12/07
Robert W. Erikson	15,000	25%	$0.66	12/12/07

AGGREGATED OPTIONS/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE

No option or Stock Appreciation Right grants made under the 1999 Directors Plan, the 1994 Directors Plan, or the 1999 Employee Plan to any of the Named Executive Officers were exercised during fiscal year 2003. The following table sets forth information concerning options or Stock Appreciation Rights held by each of the Named Executive Officers as of June 30, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)			Value of Unexercised In the Money Options/SARs at Fiscal Year-End ($)
			Exercisable		Unexercisable	Exercisable	Unexercisable
George Wm. Erikson	0	$0	75,000	(1)	0	$3,900	$0
Robert W. Erikson	0	$0	75,000	(1)	0	$3,900	$0
John F. Mulhall	0	$0	40,000	(2)	0	$0	$0
Gregory Laszczynski	0	$0	40,000	(2)	0	$0	$0
Robert F. Hartman	0	$0	30,000	(2)	0	$0	$0

(1)	Options granted under the 1999 Directors Plan 60,000 shares, and under the 1994 Directors Plan 15,000 shares.

(2)	Options granted under the 1999 Employee Plan.

REPRICING OF OPTIONS/SARS

The Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the Named Executive Officers during fiscal year 2003.

LONG-TERM INCENTIVE PLAN AWARDS

The Company does not have any long-term incentive plans.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

During fiscal year 2001, two of the Company’s then-current executive officers, Messrs. Mulhall and Hartman, entered into severance agreements with the Company whereby, in the event of a change in control or dissolution of the Company and the subsequent termination of the executive’s employment, such executive will receive payment of one year’s base salary and annual bonus, if any. The agreements also provide that, in the event the executive voluntarily resigns, he will not, without consent of the Company, enter into employment or any other association with another pipeline rehabilitation business in the United States for a period of two years.

The Company has entered into certain severance arrangements with Messrs. George Wm. Erikson and Robert W. Erikson, two of its executive officers, in connection with the Plan and its Dissolution. See “Proposal No. 1: Approval of the Plan of Dissolution and Liquidation and of Dissolution of the Company—Effect of Approval and Implementation of the Plan on Our Directors and Officers.”

While not deemed by the Company to be employment contracts or termination of employment and change-in-control arrangements, the Company entered into one-year consulting agreements with Messrs. Laszczynski and Mulhall effective following the date of their termination. These agreements provide for the monthly payments of $12,732.00 and $11,368.00, respectively, commencing October 6, 2003 and terminating September 6, 2004. In connection with such consulting agreements, Messrs. Laszczynski and Mulhall each agreed to release the Company from any claim to severance or other termination benefits.

COMPENSATION OF DIRECTORS

Non-officer directors of the Company are paid an annual fee of $5,000 and an attendance fee of $1,000 for each meeting of the Board of Directors and each committee meeting that they attend in person. Board and committee meetings attended by such non-officer directors by teleconference are compensated at the rate of $200. Directors who are also officers or salaried employees of the Company receive no remuneration for their service as directors, but are eligible, along with all other directors, to participate in both the 1999 and 1994 Directors Plans. All directors are reimbursed for Company travel-related expenses.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company maintains a $4,000,000 intercompany line of credit facility with CERBCO, Inc., a parent holding company with a controlling interest in the Company (“CERBCO”). Loans against this secured facility are collateralized by substantially all tangible and intangible assets owned by the Company and are due on demand with interest payable monthly at the commercial bank prime lending rate. Loans against this facility, which is available to the Company for an indefinite period, totaled $3,000,000 at June 30, 2003. Maximum loans against this facility during the year ended June 30, 2003 totaled $3,600,000. On September 5, 2003, all loans under this facility were paid in full by the Company using a portion of the proceeds of the sale of assets to ITI.

Messrs. George Wm. Erikson and Robert W. Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and of President, respectively, are also members of the Board of Directors and executive officers of CERBCO. Mr. George Wm. Erikson and Mr. Robert W. Erikson own 44.9% and 39.5%, respectively, of the outstanding shares of Class B Common Stock of CERBCO. On the basis of their stockholdings in and management positions with CERBCO they could act together to control either the disposition or the voting of the shares of the

Company’s Common Stock or Class B Common Stock held by CERBCO. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

PARENTS OF THE ISSUER

Holders of shares of INEI Class B Common Stock, voting separately as a class, have the right to elect those members of the Company’s Board of Directors other than the not less than 25% of the directors subject to election by holders of shares of INEI Common Stock, voting separately as a class. By virtue of its indirect ownership of 99.5% of the outstanding shares of the Company’s Class B Common Stock, CERBCO can elect the majority of the members of the Company’s Board of Directors, giving it majority control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and beneficial owners of greater than 10% of a registered class of the Company’s equity securities (the “Reporting Persons”) to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission. Officers, directors, and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports and certain representations that may have been furnished to the Company during or with respect to the Company’s fiscal year ended June 30, 2003, the Company believes that, during such fiscal year, all applicable Section 16(a) filing requirements were met by the Reporting Persons.

VOTES REQUIRED AND BOARD RECOMMENDATION

The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors equal to 25% of the authorized number of members of the Board of Directors and, if that is not a whole number, then the holders of Common Stock are entitled to elect the next higher whole number of directors that is at least 25% of the authorized number of directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The authorized size of the Board of Directors presently is five members. Therefore, the holders of Common Stock will elect two directors and the holders of Class B Common Stock will elect the remaining three directors. The affirmative vote of a plurality of the votes cast by holders of Common Stock, and the affirmative vote of the holders of a majority of votes of Class B Common Stock outstanding as of the Record Date, are necessary for the election of Common Stock Directors and Class B Common Stock Directors, respectively.

Our Board of Directors unanimously recommends that our stockholders vote “FOR” each of the nominees for election as directors of the Company. Directors and our executive officers who hold, or are deemed to hold, as of the Record Date, an aggregate of 1,431,350 outstanding shares of our Common Stock and 296,141 outstanding shares of our Class B Common Stock, representing 43.2% of shares of Common Stock and 99.5 % of the shares of Class B Common Stock outstanding as of the Record Date have indicated that they will vote “FOR” the nominees for Common Stock Directors and “FOR” the nominees for Class B Common Stock Directors. Shares represented by Proxy Cards received in time for the Annual Meeting that are properly signed, dated, and returned without specifying choices will be voted “FOR” each of the nominees for director of the relevant class.

INDEPENDENT PUBLIC ACCOUNTANTS

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche, LLP was engaged to audit the Company’s consolidated financial statements for the fiscal year ended June 30, 2001. This engagement included reviews of the quarterly financial statements included in the Company’s Forms 10-QSB during the fiscal year ended June 30, 2002. On June 11, 2002, Deloitte & Touche was dismissed as the Company’s independent public accountants, and the firm of Aronson & Company was appointed to audit the Company’s financial statements for the fiscal year ended June 30, 2003. The decision to change accountants and to appoint new accountants was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors.

Deloitte & Touche’s report on the Company’s financial statements for the fiscal year ended June 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years audited by Deloitte & Touche, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche’s satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

In June 2002, the Company retained Aronson & Company to act at its independent public accountants for the audit of its financial statements for the fiscal year ended June 30, 2003.

Representatives of Aronson & Company are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by Aronson & Company for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2003, and June 30, 2002, and fees billed for other services rendered by Aronson & Company during those periods.

	2003	2002
Audit fees:[1]	$63,084	$46,150
Audit related fees:[2]	0	1,600
Tax fees:[3]	12,244	11,448
All other fees:[4]	0	0

Total	$75,328	$59,198

(1)	Audit fees consisted principally of audit work performed on the consolidated financial statements, as well as quarterly reviews of financial statements included in the Company’s Forms 10-QSB.
(2)	Audit related fees consisted principally of fees for Aronson & Company representatives to attend the Company’s Audit Committee meetings and annual meeting of stockholders in fiscal year 2002.
(3)	Tax fees consisted principally of tax compliance and reporting.
(4)	The Company generally does not engage Aronson & Company for “other” services.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s procedure is to review any proposed engagement of its independent public accountants, whether for auditing or other services, and to give its prior approval of such engagement, considering, among other things, whether the proposed engagement would impact the independence of our independent public accountants.

SERVICES BY EMPLOYEES OF ARONSON & COMPANY

No part of Aronson & Company’s engagement to audit the Company’s financial statements for the fiscal year ended June 30, 2003 was attributable to work performed by persons other than Aronson & Company’s permanent employees.

OTHER MATTERS

OTHER BUSINESS

The directors of the Company are not aware of any business to be acted upon at the Annual Meeting, other than described herein. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

We will bear all costs of preparing, assembling and mailing this Proxy Statement and of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by other means, including telephone, facsimile, and telegraph e-mail and in-person meetings. We will also request that brokers, custodians and fiduciaries forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

ANNUAL MEETING FOR THE FISCAL YEAR ENDED JUNE 30, 2004

In the event we hold an annual meeting of stockholders for the fiscal year ended June 30, 2004, a stockholder intending to present a proposal pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 generally must submit that proposal so that we receive it no later than January 31, 2005 in order to be included in the Company’s Proxy Statement for that meeting. Any stockholder proposal that is received later than January 31, 2005 will be deemed to be untimely. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Financial statements of the Company contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004 are incorporated herein by reference and made a part hereof. Copies of these Reports, including the financial statements, accompany this Proxy Statement.

Additional copies of the Company’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission (but excluding exhibits), may be obtained without charge, upon written request directed to:

Corporate Secretary

INEI Corporation

1419 Forest Drive, Suite 205

Annapolis, MD 21403

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and annual reports. This means that only one copy of our Proxy Statement, Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number:

1419 Forest Drive, Suite 205

Annapolis, MD 21403

Attention: Corporate Secretary

(443) 482-3375

If you would like to receive separate copies of any Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address and telephone number set out above.

By Order of the Board of Directors,

/s/ Robert F. Hartman

Robert F. Hartman Secretary

Annapolis, Maryland

May 26, 2004

Annex A

Plan of Dissolution and Liquidation of INEI Corporation

INEI CORPORATION

Plan of Dissolution and Liquidation

The following shall constitute the Plan of Dissolution and Liquidation (the “Plan”) of INEI Corporation (the “Company”) pursuant to the Delaware General Corporation Law (the “DGCL”).

1.	The Board of Directors of the Company (the “Board of Directors”) has adopted the Plan and has called a meeting of the Company’s stockholders to vote on the Plan.

2.	The effective date of the Plan shall be the date on which the holders of a majority of the outstanding stock of the Company entitled to vote thereon have (a) adopted the Plan and (b) approved the dissolution of the Company (the “Effective Date”).

3.	The Plan is intended to be a plan of complete dissolution and liquidation. After the Effective Date, the Company shall:

a.	file a certificate of dissolution pursuant to the DGCL and take all actions that may be necessary or appropriate to dissolve the Company;

b.	sell, exchange, lease or otherwise dispose of the remaining assets (other than cash and cash equivalents) of the Company to any person or persons for consideration and upon terms and conditions deemed by the Board of Directors to be in the best interests of the Company and its creditors and stockholders. In connection with such sale, exchange, lease or other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts, and other claims owing to the Company;

c.	make payment or provision for the payment of all debts and liabilities of the Company, including all expenses of the sale of its assets and of the liquidation and dissolution provided for in the Plan, and contingent, conditional, unmatured or unknown claims, in accordance with the DGCL;

d.	wind up its business activities and withdraw the Company from any jurisdiction in which it is qualified to do business; and

e.	distribute all of its remaining assets, if any, pro-rata to its stockholders in one or a series of distributions. Such distribution(s) shall be in cash or assets, in such amounts and at such times, as the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan) may in their discretion determine. The distributions so made shall be in complete liquidation of the Company and in exchange for the complete redemption and cancellation of all of the capital stock of the Company. As a condition to the receipt of any such distribution to stockholders, the stockholders may be required to: (i) surrender their certificates evidencing shares of stock of the Company to the Company or its agent for the purpose of recording the distribution thereon or (ii) furnish the Company or its agent with satisfactory evidence of the loss, theft or destruction of any such certificate, together with a surety bond or other security or indemnity. As a condition to the receipt of any final distribution to stockholders, the stockholders may be required to: (i) surrender their certificates evidencing shares of stock of the Company to the Company or its agent for cancellation or (ii) furnish the Company or its agent with satisfactory evidence of the loss, theft or destruction of any such certificate, together with a surety bond or other security or indemnity.

2

4.	If and to the extent deemed necessary, appropriate or desirable by the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), in its discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against and expenses of the Company, including, without limitation, tax obligations, all expenses of the sale of the Company’s assets, the collection and defense of the Company’s assets, contingent, conditional, unmatured, and unknown claims, and other expenses in connection with the liquidation and dissolution provided for in this Plan.

5.	If any distribution to a stockholder of the Company cannot be made because the stockholder cannot be located, the stockholder has not surrendered its certificates evidencing its shares of stock of the Company as required under the Plan, or for any other reason, the distribution to which such stockholder is entitled (unless transferred to an escrow account or trust established by the Board of Directors under this Plan) shall be transferred, at such time as the final distribution of assets is made by the Company (or by any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

6.	Adoption of this Plan by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall constitute the approval of the Company’s stockholders of

3

the sale, exchange, lease or other disposition of all of the assets of the Company, whether such sale, exchange, lease or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for the sale, exchange, lease or other disposition of the Company’s assets that are conditioned on adoption of this Plan. The Company shall be authorized to commence the sale, exchange, lease or other disposition of its assets immediately following the adoption of this Plan by its stockholders in order to attain the highest value for such assets and maximize value for its stockholders and creditors. The Company’s assets may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company shall not be required to obtain appraisals or other third party opinions as to the value of its assets in connection with the dissolution and liquidation.

7.	From and after the Effective Date of the Plan, the Company shall not engage in any business or other activity except as required to preserve the value of its assets, wind up its affairs in an orderly and businesslike manner, and distribute its assets in accordance with this Plan, or as the Board of Directors may determine to be appropriate in connection therewith and to complete the liquidation and dissolution of the Company, all in accordance with the DGCL.

8.	Except as may be limited by law, if the Board of Directors shall deem it necessary and advisable in order to effect the completion of this Plan, it may establish an escrow account or liquidating trust for the benefit of the Company’s stockholders and may transfer to such escrow account or to the liquidating trustee(s) (i) any assets the retention of which may be advisable to meet contingent, conditional, unmatured or unknown claims, and (ii) any assets held on behalf of stockholders who cannot be located. At the time an escrow account or liquidating trust is established, the Board of Directors shall appoint such person or persons as it deems appropriate to serve as the escrow agent(s) or trustee(s).

4

9.	Unless the Board of Directors determines that the closing of the Company’s stock transfer books should occur at an earlier time, the stock transfer books of the Company will close and the Company will cease to record transfers of its stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final distribution of assets, (ii) the close of business on the date on which the remaining assets of the Company are transferred to any escrow account or liquidating trust established by the Board of Directors under the Plan; and (iii) the date on which the Company ceases to exist under Delaware law (following any post-dissolution continuation period thereunder). Thereafter, certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company (except by will, intestate succession or operation of law).

10.	If the Board of Directors determines to follow the procedures set forth in Section 280 of the DGCL, then the following additional steps shall be taken, to the extent deemed necessary or appropriate, all in accordance with Sections 280 and 281(a) of the DGCL:

a.	The mailing of notice of the dissolution to each person known by the Company to have a claim against the Company, including persons who have asserted claims pending in an action, suit or proceeding to which the Company is a party (“Pending Action Claims”) and persons who have asserted contingent, conditional and unmature contractual claims (“Contingent Contractual Claims”);

b.	The formal publication of such notice of dissolution;

c.	The mailing of notice of rejection to the claimant of any claim made against the Company in accordance with Section 280 of the DGCL that the Company rejects, in whole or in part;

5

d.	The mailing of offers for security to persons having Contingent Contractual Claims, in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures and the posting of such security offered and not rejected by such claimant;

e.	The petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejected the offer for security;

f.	The petitioning of the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any Pending Action Claims (other than claims barred by Section 280 of the DGCL);

g.	The petitioning of the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation, are likely to arise or to become known to the corporation within 5 years after the date of dissolution (or such longer period as the Court may determine, not to exceed 10 years from dissolution) (“Potential Future Claims”);

h.	The posting of any security ordered by the Court of Chancery for Pending Action Claims;

i.	The payment of claims made and not rejected under Section 280 of the DGCL and the payment, or the making of adequate provision for the payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company;

6

j.	The posting of any security ordered by the Court of Chancery for Contingent Contractual Claims;

k.	The posting of any security ordered by the Court of Chancery for Potential Future Claims.

11.	Notwithstanding the foregoing, the Company shall not be required to follow the procedures set forth in Section 280 of the DGCL, and the adoption of the Plan by the stockholders of the Company shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) of the DGCL.

12.	The Board of Directors and officers of the Company shall take all remaining action required to be taken by the Company, including (without limitation) the payment of or provision for all expenses, liabilities and obligations of the Company incurred in connection with the liquidation and dissolution of the Company as provided for herein. Without limiting the foregoing, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the discretion of the Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan) pay the Company’s officers, directors, employees, agents and their representatives, or any of them, compensation or additional compensation above their regular compensation, in cash or other property, and may provide for indemnification (including advancement of expenses) to such persons, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake in connection with the implementation of this Plan. Adoption of this Plan by the holders of a majority of the outstanding stock of the Company entitled to vote thereon shall

7

constitute the approval of the Company’s stockholders of the payment of any such compensation and providing of any such indemnification (including advancement of expenses).

13.	The Board of Directors of the Company is hereby authorized, without further action by the stockholders of the Company, to do and perform or cause the officers of the Company, subject to the approval of the Board of Directors, to do and perform, any and all acts, to incur and pay all expenses, to adopt all votes and resolutions, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the discretion of the Board of Directors, for the purpose of effecting the dissolution of the Company and the complete liquidation of its business and affairs as contemplated in this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

14.	The Company shall continue to indemnify and provide for the advancement of expenses to its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, its bylaws, and any other contractual arrangements, for actions taken in connection with this Plan and the winding-up of the business and affairs of the Company. The Company’s obligation to indemnify (or advance expenses to) such persons may also be satisfied out of the assets of any escrow account or trust established by the Board of Directors under this Plan. The Board of Directors (or any escrow agent(s) or trustee(s) as may be appointed by the Board of Directors under this Plan), in its discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligations under this Plan.

8

15.	The Board of Directors is authorized to take such action as it deems appropriate with respect to the incentive compensation and retirement plans covering the Company’s employees.

16.	The Board of Directors may modify or amend this Plan if it determines that such action would be in the best interests of the Company and its stockholders. In the event that the modification or amendment will, in the sole judgment of the Board of Directors, materially and adversely affect the interests of the stockholders, such modification or amendment will be submitted to the stockholders for approval. If the Board of Directors determines, in its sole judgment, that abandonment of this Plan would be in the best interests of the Company and its stockholders, the Board of Directors may abandon the Plan and all action contemplated thereunder, without further action by the stockholders to the extent permitted by Delaware law.

9

COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF

INEI CORPORATION

IN CONNECTION WITH THE

ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of INEI CORPORATION (“INEI”) hereby appoints George Wm. Erikson, Robert W. Erikson, Webb C. Hayes, IV, Paul C. Kincheloe, Jr. and William C. Willis, Jr., and each of them, as lawful attorneys-in-fact and proxies, with several power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all shares of the Common Stock of INEI which the undersigned is entitled to vote on all matters, except as specifically indicated below, that may properly come before the Annual Meeting of the Stockholders of INEI for the fiscal year ended June 30, 2003 to be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware, on June 30, 2004, at 11:00 o’clock a.m. local time, or at any adjournment, postponement or rescheduling thereof (collectively, the “Annual Meeting”). The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting.

PROPOSAL NO. 1: APPROVAL OF PLAN OF DISSOLUTION AND LIQUIDATION AND DISSOLUTION OF INEI

To approve the Plan of Dissolution and Liquidation of INEI Corporation, substantially in the form presented to the stockholders of INEI for their approval at the Annual Meeting and the dissolution of INEI in accordance with the terms of such Plan of Dissolution and Liquidation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL NO. 2: ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY for all nominees listed below

Nominees:                Webb C. Hayes, IV                 William C. Willis, Jr.

INSTRUCTION: To vote for both nominees, mark the “FOR” box. To withhold authority to vote for both nominees, mark the “WITHHOLD” box. To withhold authority to vote for either individual nominee, mark the “FOR” box and strike through that nominee’s name listed above.

DISCRETIONARY AUTHORITY

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 2 ABOVE AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK

COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK

Please date and sign this proxy exactly as your name appears hereon.

Date	Signature of Owner

Additional Signature of Joint Owner (if any)

If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, JUST SIGN, DATE AND RETURN THIS PROXY—NO BOXES NEED BE CHECKED.

COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK — COMMON STOCK

CLASS B COMMON STOCK — CLASS B COMMON STOCK — CLASS B COMMON STOCK — CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF

INEI CORPORATION

IN CONNECTION WITH THE

ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of INEI CORPORATION (“INEI”) hereby appoints George Wm. Erikson, Robert W. Erikson, Webb C. Hayes, IV, Paul C. Kincheloe, Jr. and William C. Willis, Jr., and each of them, as lawful attorneys-in-fact and proxies, with several power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all shares of the Class B Common Stock of INEI which the undersigned is entitled to vote on all matters, except as specifically indicated below, that may properly come before the Annual Meeting of the Stockholders of INEI for the fiscal year ended June 30, 2003 to be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware, on June 30, 2004, at 11:00 o’clock a.m. local time, or at any adjournment, postponement or rescheduling thereof (collectively, the “Annual Meeting”). The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting.

PROPOSAL NO. 1: APPROVAL OF PLAN OF DISSOLUTION AND LIQUIDATION AND DISSOLUTION OF INEI

To approve the Plan of Dissolution and Liquidation of INEI Corporation, substantially in the form presented to the stockholders of INEI for their approval at the Annual Meeting and the dissolution of INEI in accordance with the terms of such Plan of Dissolution and Liquidation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL NO. 2: ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY for all nominees listed below

Nominees:                Robert W. Erikson                George Wm. Erikson                Paul C. Kincheloe, Jr.

INSTRUCTION: To vote for all nominees, mark the “FOR” box. To withhold authority to vote for all nominees, mark the “WITHHOLD” box. To withhold authority to vote for any individual nominee, mark the “FOR” box and strike through that nominee’s name listed above.

DISCRETIONARY AUTHORITY

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 2 ABOVE AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

CLASS B COMMON STOCK — CLASS B COMMON STOCK — CLASS B COMMON STOCK — CLASS B COMMON STOCK

CLASS B COMMON STOCK — CLASS B COMMON STOCK — CLASS B COMMON STOCK — CLASS B COMMON STOCK

Please date and sign this proxy exactly as your name appears hereon.

Date	Signature of Owner

Additional Signature of Joint Owner (if any)

If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, JUST SIGN, DATE AND RETURN THIS PROXY—NO BOXES NEED BE CHECKED.

CLASS B COMMON STOCK — CLASS B COMMON STOCK — CLASS B COMMON STOCK — CLASS B COMMON STOCK